SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
November 13, 2014
among
DECKERS OUTDOOR CORPORATION,
as the Company,
The Subsidiaries of the Company Party Hereto as Designated Borrowers
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Administrative Agent
COMERICA BANK
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Syndication Agents
BANK OF AMERICA, N.A.,
COMPASS BANK,
FIFTH THIRD BANK
and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents
___________________________
J.P. MORGAN SECURITIES LLC
as Sole Bookrunner
J.P. MORGAN SECURITIES LLC
and
COMERICA BANK,
as Joint Lead Arrangers

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among DECKERS OUTDOOR CORPORATION, a Delaware corporation, as the Company, the DESIGNATED BORROWERS party hereto from time to time, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMCB”), as Administrative Agent.
The Company, various lenders and JPMCB, as administrative agent for such lenders, are parties to that certain Amended and Restated Credit Agreement dated as of August 10, 2012, as amended prior to the date hereof (as so amended, the “Existing Credit Agreement”); and
The parties hereto have agreed that the Existing Credit Agreement shall be amended and restated in its entirety.
Accordingly, the Borrowers, the Lenders and the Administrative Agent (such terms having the respective meanings ascribed to such terms hereinafter) hereby agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS
SECTION 1.01     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Act” has the meaning set forth in Section 9.14.
“Additional Lender” has the meaning set forth in Section 2.19(b).
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, National Association, including its branches and Affiliates, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to it in Section 9.01(d).
“Agreement” has the meaning set forth in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 1:00 p.m. London time on such day (without any rounding), subject to the interest rate floors set forth in the definition of “LIBO Rate”. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO rate, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment; provided, that in the case of Section 2.20, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, determined by reference to the Total Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

Category	Total Adjusted Leverage Ratio:	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
Category 1	Less than 1.75 to 1.00	0.25%	1.25%	0.175%
Category 2	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	0.50%	1.50%	0.200%
Category 3	Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	0.75%	1.75%	0.25%
Category 4	Greater than or equal to 2.75 to 1.00	1.00%	2.00%	0.30%

From the Effective Date until the date that a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) for the fiscal quarter of the Company ending December 31, 2014, Category 1 shall apply. Any increase or decrease in the Applicable Rate resulting from a change in the Total Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Category 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(f).
“Approved Currency” means Euros, Sterling and any other currency (other than dollars) approved by the Administrative Agent, each Lender and the Issuing Bank.
“Approved Currency Sublimit” means an amount equal to the lesser of the total Commitments and $150,000,000. The Approved Currency Sublimit is part of, and not in addition to, the total Commitments.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.05(c).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Borrowers” means the Company and the Designated Borrowers.
“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by a Lender to the Borrowers and the Administrative Agent.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Eurocurrency Loan or a Letter of Credit denominated in an Approved Currency, the term “Business Day” shall also exclude any day on which banks are not open in the principal financial center for such currency.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, stored value card, purchase card, pooling, netting, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, at the time it enters into a Secured Cash Management Agreement, is a Lender or an Affiliate of a Lender (or was, at the time it entered into a Secured Cash Management Agreement, a lender or an Affiliate of a lender under the Existing Credit Agreement), in its capacity as a party to such Secured Cash Management Agreement.
“CFC” shall mean any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Debt” means intercompany Indebtedness owed or treated as owed by one or more Foreign Subsidiaries.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, treaty or regulation, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” has the meaning set forth in Section 9.13.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all “Collateral” as defined in the Security Agreement.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $400,000,000.
“Communications” has the meaning assigned to it in Section 9.01(d).
“Company” means Deckers Outdoor Corporation, a Delaware corporation.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDAR” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) Consolidated Rental Expense for such period, (v) non-cash share based compensation expense for such period, (vi) other expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (vii) transaction expenses in connection with (x) this Agreement, the other Loan Documents, any Secured Cash Management Agreement, any Secured Hedge Agreement and the transactions contemplated hereby and thereby and (y) any acquisition, investment, asset sale, incurrence of Indebtedness or amendment to any debt facility which would be permitted under this Agreement, in each case, whether or not such transaction is consummated, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.
“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest expense in accordance with GAAP.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (in accordance with GAAP but excluding extraordinary, non-recurring or unusual gains and extraordinary, non-recurring or unusual losses) for that period.
“Consolidated Rental Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, total rental expense as calculated in accordance with GAAP.
“Consolidated Tangible Net Assets” means Consolidated Total Assets minus the aggregate amount, for the Company and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under GAAP, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses.
“Consolidated Total Assets” means as of any date of determination thereof, the aggregate consolidated net book value of the assets of the Company and its Subsidiaries after all appropriate adjustments in accordance with GAAP.

“Consolidated Total Debt” means, on any date of determination, the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis on such date, but excluding (i) any such Indebtedness consisting of Guarantees of operating leases, (ii) Guarantees or Indebtedness related to purchases of sheepskin in the ordinary course of business and (iii) any Indebtedness described in clause (d) of the definition of “Indebtedness.”
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.
“DBT” means Deckers (Beijing) Trading Co., Ltd., a wholly-owned Subsidiary of the Company organized under the laws of China.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deckers Shanghai” means Deckers Footwear (Shanghai) Co., Ltd. , a wholly-owned Subsidiary of the Company organized under the laws of China.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender to such Credit Party or the Company, as the case may be, that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become, or has a Lender Parent that has become, the subject of a Bankruptcy Event.
“Denomination Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Approved Currency (solely with respect to such Borrowing), (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Approved Currency pursuant to Section 2.02 (solely with respect to such Eurocurrency Rate Loan), (iii) each date of a redenomination of a Loan denominated in an Approved Currency into dollars pursuant to Section 2.07(e) (solely with respect to such Loan) and (iv) such additional dates as the Administrative Agent shall determine (but, unless an Event of Default has occurred and is continuing, in no event more than twice during any calendar month pursuant to this clause (iv)); and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Approved Currency, (ii) each date of an amendment of any Letter of Credit denominated in an Approved Currency having the effect of increasing the amount thereof, (iii) each date of any LC Disbursement with respect to any Letter of Credit denominated in an Approved Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine (but, unless an Event of Default has occurred and is continuing, in no event more than once during any calendar month pursuant to this clause (iv)).
“Designated Borrower” means a Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent, but in each case excluding any such Subsidiary as to which an Election to Terminate shall have been delivered to the Administrative Agent, in each case pursuant to Section 2.21.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“dollars” or “$” refers to lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Election to Participate” means an election by the Company to designate a Subsidiary as a Designated Borrower hereunder executed by the Company and such Designated Borrower substantially in the form of Exhibit G-1.
“Election to Terminate” means an election by the Company to terminate a Designated Borrower’s status as a Borrower hereunder, executed by the Company substantially in the form of Exhibit G-2.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the

Issuing Bank and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to human health and safety matters (insofar as such health and safety may be adversely affected by exposure to dangerous or harmful substances or environmental conditions).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” means the single currency of the Participating Member States.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” means on any day, for purposes of determining the U.S. Dollar Equivalent of any other currency, the rate at which such currency may be exchanged into dollars at 11:00 a.m., London time, on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Subsidiary” means any wholly-owned Domestic Subsidiary that is a Significant Subsidiary that is prohibited by applicable law or contract (with respect to any such contractual restriction, only to the extent existing on the Effective Date or the date on which the applicable Person becomes a direct or indirect wholly-owned Domestic Subsidiary of the Company that is a Significant Subsidiary (and not created in contemplation of such acquisition)) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received) of the Obligations so long as such Subsidiary has used commercially reasonable efforts to obtain such consent, approval, license or authorization (it being understood and agreed that such commercially reasonable efforts shall in no event involve the payment of money to any third party, other than customary filing, licensure or other similar fees). As of the Effective Date, the only wholly-owned Domestic Subsidiary that is a Significant Subsidiary that is an Excluded Subsidiary is the Real Estate Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal and United Kingdom withholding Taxes (excluding (x) the portion of United Kingdom withholding Taxes with respect to which the applicable Lender is entitled to claim a reduction under an income tax treaty, and (y) United Kingdom withholding Taxes on payments made by any guarantor under any guarantee of the obligations) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in the recitals hereto.
“Existing Letters of Credit” means those letters of credit issued for the account of the Company and as of the Effective Date, which letters of credit are more particularly described on Schedule 2.05.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized national standing selected by it in its reasonable discretion; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the Fee Letter among the Administrative Agent, J.P. Morgan Securities LLC and the Company, dated as of October 15, 2014.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, controller or chief operating officer of the Company.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” shall mean any Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) substantially all of whose assets consist of Equity Interests of one or more Foreign Subsidiaries that are CFCs (held directly or through Subsidiaries) or CFC Debt.
“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as reasonably determined by the Company in good faith.
“Guarantors” means (a) each wholly-owned Domestic Subsidiary that is a Significant Subsidiary (other than a FSHCO or an Excluded Subsidiary) as of the Effective Date (which as of the Effective Date are Deckers Consumer Direct Corporation, an Arizona corporation and Deckers Retail, LLC, a California limited liability company) and each other wholly-owned Domestic Subsidiary that is a Significant Subsidiary that becomes party to a Guaranty pursuant to Section 5.09 and (b) with respect to the Obligations of the Designated Borrowers and with respect to the Obligations of Guarantors in respect of Secured Cash Management Agreements and Secured Hedge Agreements, the Company.
“Guaranty” means the Second Amended and Restated Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit D.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Headquarters Building” means that certain real property located in Santa Barbara County, California comprising industrial and office buildings totaling, as of the Effective Date, approximately 187,185 square feet and other related improvements thereon and owned by the Real Estate Subsidiary.
“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender (or was, at the time it entered into a Secured Hedge Agreement, a lender or an Affiliate of a lender under the Existing Credit Agreement), in its capacity as a party to such Secured Hedge Agreement.
“HMRC DT Treaty Passport Scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.
“HM Revenue & Customs” means the Board of H.M. Revenue and Customs.
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”
“Increase Effective Date” has the meaning set forth in Section 2.19(c).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) Other Taxes.
“Ineligible Assignee” has the meaning set forth in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated October 2014 relating to the Company and the Transactions.
“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available (for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“Issuing Bank” means (i) JPMCB and (ii) any other Lender that is appointed as an additional Issuing Bank hereunder, that agrees to act in such role and that has been approved by the Administrative Agent (such consent not to be unreasonably withheld or delayed), in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Administrative Agent shall notify the Lenders of any such appointment of an Issuing Bank pursuant to clause (ii) above. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; provided, however, that no arrangement of a type described in this sentence shall be permitted if, immediately after giving effect thereto, amounts would become payable by any Borrower under Section 2.12 or 2.16 that are in excess of those that would be payable under such Section if such arrangement were not implemented and, provided, further, that the fees payable to any such Affiliate shall be subject to the second sentence of Section 2.09(b).
“JPMCB” has the meaning set forth in the preamble hereto.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Sublimit” means $75,000,000.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit. Letters of Credit may be issued in dollars or in an Approved Currency.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of Eurocurrency Borrowings denominated in Sterling, at approximately 11:00 a.m., London time on the date of commencement of such Interest Period), as the rate for dollar deposits (in the case of Borrowings denominated in dollars) and deposits in any Approved Currency (in the case of Loans in such Approved Currency) in the London interbank market with a maturity comparable to such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Guaranty, each promissory note delivered pursuant to Section 2.09(e), the Security Agreement, and all other agreements and certificates executed and delivered to, or in favor of, the Administrative Agent or any other Secured Parties. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means the Borrowers and the Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means, with respect to any extensions of credit hereunder denominated in dollars, New York, New York time, with respect to any extensions of credit hereunder denominated in Sterling or Euro, London time, and with respect to any extensions of credit denominated in any other Approved Currency, the local time in the place of settlement for such Approved Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means the fifth anniversary of the Effective Date or, solely with respect to those Lenders who agree to an Extension as set forth in Section 2.22, such later date as may be agreed pursuant to Section 2.22.
“Maximum Rate” has the meaning set forth in Section 9.13.
“Moody's” means Moody's Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Extension Notice Date” has the meaning set forth in Section 2.05(c).

“Notice of Illegality” has the meaning set forth in Section 2.21.
“Obligations” means all advances to, and debts, liabilities and obligations of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan Document).
“Other Taxes” means any present or future stamp, documentary, intangible, recording, filing or similar other excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).
“Participant” has the meaning set forth in Section 9.04(c).
“Participant Register” has the meaning set forth in Section 9.04(c).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisitions” means acquisitions (whether by purchase, merger, consolidation or otherwise) completed after the Effective Date so long as (i) in the case of a Specified Leveraged Acquisition, after giving effect thereto (and to any Indebtedness incurred in connection therewith) the Total Adjusted Leverage Ratio would not exceed 3.25 to 1.00 on a pro forma basis and (ii) in the case of any such acquisition other than a Specified Leveraged Acquisition, after giving effect thereto (and to any Indebtedness incurred in connection therewith) the Total Adjusted Leverage Ratio would not exceed 3.00 to 1.00 on a pro forma basis.
“Permitted Encumbrances” means:

(a)    Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with Section 5.04;
(b)     carriers', warehousemen's, mechanics', materialmen's, repairmen's and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
(g)     liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
(h)     possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments;
(i)    statutory Liens of landlords; and
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within thirty-six months from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

(c)     investments in certificates of deposit, banker's acceptances and time deposits maturing within thirty-six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)     fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)     money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f)    other investments made in accordance with the Company’s investment policy as in effect on the Effective Date in the form previously provided to the Administrative Agent, as the same may be amended from time to time in the Company’s reasonable business judgment as long as such changes do not permit the Company to make materially riskier investments than those permitted before giving effect to such changes and are not otherwise materially adverse to the Lenders.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Real Estate Subsidiary” means Deckers Cabrillo, LLC, a California limited liability company and a wholly-owned Subsidiary of the Company.
“Receivables Management Agent” has the meaning set forth in “Receivables Management Arrangements.”
“Receivables Management Arrangements” means agreements entered into by the Company or any of its Subsidiaries from time to time pursuant to which a third party (a “Receivables Management Agent”) is appointed for collecting amounts owing under, and performing ancillary services related to, certain accounts receivable of the Company or its Subsidiaries, to whom the Company or its Subsidiaries may from time to time sell or otherwise dispose of Troubled Accounts, and to whom the Company or its Subsidiaries may grant a security interest in (x) any reserves, credit balances or other assets or property in the possession of the Receivables Management Agent pursuant to and in connection with such collection and similar services, (y) the Troubled Accounts so sold or otherwise disposed and (z) assets reasonably related to the foregoing, so long as such Receivables Management Agent has entered into an intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
“Register” has the meaning set forth in Section 9.04.
“Related Parties” means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.
“Required Lenders” means, (i) at any time that there are three or more Lenders, at least three Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, and (ii) at any time that there are less than three Lenders, all Lenders; provided that the Revolving Credit Exposure and unused commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.03.
“S&P” means Standard & Poor's.
“Sanctioned Jurisdiction” means, at any time, a country or territory which is itself the subject or target of any comprehensive, country-wide Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S.

Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Company or a Guarantor and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Agreement not prohibited by Section 6.05 that is entered into by and between the Company or a Guarantor and any Hedge Bank.
“Secured Parties” means each Credit Party, each Cash Management Bank and each Hedge Bank.
“Security Agreement” means that certain Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof, between the Company and each Domestic Subsidiary that is a Guarantor and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and in substantially the form of Exhibit E, and any other pledge or security agreement entered into, after the date of this Agreement by the Company or any other Guarantor as required by this Agreement or any other Loan Document, or any other Person, as the same may be amended, restated or otherwise modified from time to time.
“Significant Subsidiary” means each Subsidiary (including such Subsidiary’s interest in its direct and indirect Subsidiaries) of the Company that:
(a)    accounted for at least 5% of consolidated revenues of the Company and its Subsidiaries or 5% of Consolidated EBITDAR of the Company and its Subsidiaries, in each case for the four fiscal quarters of the Company ending on the last day of the last fiscal quarter of the Company immediately preceding the date as of which any such determination is made; or
(b)    has total assets which represent at least 5% of the consolidated assets of the Company and its Subsidiaries as of the last day of the last fiscal quarter of the Company immediately preceding the date as of which such determination is made;
provided, that in the event that the Subsidiaries of the Company that would not otherwise be Significant Subsidiaries pursuant to clause (a) or clause (b) above either:
(i)    accounted for at least 10% of consolidated revenues of the Company and its Subsidiaries or 10% of Consolidated EBITDAR of the Company and its Subsidiaries, in each case in the aggregate for the four fiscal quarters of the Company ending on the last day of the last fiscal quarter of the Company immediately preceding the date as of which any such determination is made; or

(ii)    have total assets which represent at least 10% of the consolidated assets of the Company and its Subsidiaries in the aggregate as of the last day of the last fiscal quarter of the Company immediately preceding the date as of which such determination is made, then the Company shall designate one or more of such Subsidiaries to be Significant Subsidiaries, notwithstanding that such Subsidiaries would not be Significant Subsidiaries pursuant to clause (a) or clause (b) above, such that after giving effect to such designation, clauses (i) and (ii) above would not apply to the Subsidiaries of the Company that are not Significant Subsidiaries.
“Specified Currency” has the meaning set forth in Section 9.15.
“Specified Leveraged Acquisition” means a Permitted Acquisition having aggregate consideration of not less than $75,000,000.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” means the lawful currency of the United Kingdom.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.01B hereof or (ii) if such Lender has entered into an Assignment and Acceptance, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv). The aggregate amount of the Lenders’ Swingline Commitments is $5,000,000.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).
“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.04.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Adjusted Leverage Ratio” means, as of the last day of any fiscal quarter of the Company, the ratio of (i) the sum of Consolidated Total Debt on such date plus six times Consolidated Rental Expense for the period of four fiscal quarters ending on such date to (ii) the Consolidated EBITDAR of the Company and its Subsidiaries for the period of four fiscal quarters ending on such date.
“Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that, clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Troubled Accounts” means (a) those accounts receivable of the Company or its Subsidiaries that have become past due, (b) those accounts receivable of the Company or its Subsidiaries with respect to which the account debtor has undergone an adverse change in its financial condition or business prospects, has called a meeting of creditors or ceased to do business, with respect to which a proceeding or petition is filed by or against such account debtor under any applicable bankruptcy or insolvency law or (c) those accounts receivable of the Company or its Subsidiaries the payment of which are impaired in a manner that is reasonably related to or reasonably consistent with any of the matters set forth in clause (a) or clause (b) of this definition, or those accounts receivable of the Company or its Subsidiaries with respect to which any other adverse event relating to the relevant account debtor and similar to the matters described in clause (a) or clause (b) has occurred which obligates the Receivables Management Agent to purchase such receivables.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UK Borrower” means any Borrower (i) that is organized or formed under the laws of the United Kingdom or (ii) payments from which under this Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom.
“United States” means the United States of America.
“U.S. Dollar Equivalent” means, on any Denomination Date, (a) with respect to any amount in dollars, such amount, (b) with respect to any amount in any currency other than dollars, except as described in clause (c), the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section, and (c) with respect to the amount of any reimbursement of any drawing under of a Letter of Credit pursuant to Section 2.05(e), the dollar equivalent of such amount computed at the bank acting as Issuing Bank’s selling rate, as of the date of determination, for cable transfers of such foreign currency to the place of payment; provided, further, that if, for any reason, the bank acting as Issuing Bank has no selling rate for cable transfers of that currency to such place on the payment date, the U.S. Dollar Equivalent shall be an amount in dollars equivalent to the Issuing Bank’s actual cost of settlement of its obligation.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means each Borrower and the Administrative Agent.
SECTION 1.02     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
SECTION 1.03     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (b) operating leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Company’s audited financial statements as of and for the fiscal year ended December 31, 2013 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes.
SECTION 1.05     Currency Translation. Except as otherwise set forth herein, the Administrative Agent shall determine the U.S. Dollar Equivalent of any Loan, Letter of Credit or LC Disbursement denominated in any Approved Currency using the Exchange Rate for such currency in relation to dollars in effect on each Denomination Date therefor, and each such amount shall be the U.S. Dollar Equivalent of such Loan, Letter of Credit or LC Disbursement until the next required calculation thereof pursuant to this sentence. Unless otherwise specified herein, and except for purposes of financial statements or calculating financial covenants, the amount of a Loan or Letter of Credit at any time shall be deemed to be the U.S. Dollar Equivalent of the stated amount of such Loan or Letter of Credit in effect at such time. Any Borrower’s obligation to make payments in any currency (the “Contract Currency”) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, that is expressed in or converted into any currency other than the Contract Currency, except to the extent that such tender or recovery results in the actual receipt by the relevant Issuing Bank or Secured Party at its designated office of the full amount of the Contract Currency specified to be payable hereunder.  Each Borrower’s obligation to make payments in the Contract Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Contract Currency specified to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.  Each Borrower shall indemnify each applicable Issuing Bank and Lender for any shortfall in such actual receipt.
ARTICLE II
THE CREDITS
SECTION 2.01     Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers in dollars or one or more Approved Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (at the time of such Borrowing and after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender's Commitment, (b) the sum of the Total Revolving Credit Exposures exceeding the total Commitments or (c) the Revolving Credit Exposures denominated in Approved Currencies exceeding the Approved Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may severally borrow, prepay and reborrow Revolving Loans.
SECTION 2.02     Loans and Borrowings. (1) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that no Lender shall be responsible for any other Lender's failure to make Loans as required.
(a)    Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith; provided, that each Revolving Borrowing denominated in an Approved Currency shall be comprised of Eurocurrency Loans. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement; and provided, further, that no option may be exercised by any Lender if, immediately after giving effect thereto, amounts would become payable by a Borrower under Section 2.14 or 2.16 that are in excess of those that would be payable under such Section if such option were not exercised.
(b)    At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or a reasonably similar amount in an Approved Currency) and not less than $1,000,000 (or a reasonably similar amount in an Approved Currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurocurrency Revolving Borrowings outstanding.

(c)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03     Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in dollars, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in any Approved Currency, not later than 1:00 p.m., Local Time, four Business Days before the date of the proposed Borrowing, and (c) in the case of an ABR Borrowing, not later than 1:00 p.m., Local Time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 1:00 p.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)    in the case of a Eurocurrency Borrowing, whether such Borrowing shall be made in dollars or in an Approved Currency (and if in an Approved Currency, the applicable currency); and
(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration, and if no currency is specified with respect to any requested Eurocurrency Revolving Borrowing, then the applicable Borrower shall be deemed to select a Borrowing of dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04     Swingline Loans. (1) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Lender’s Swingline Commitment, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment or (iii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.
(a)    To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.
(b)    The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of such notice from the Administrative Agent to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loans if such notice is received by 12:00 noon, Local Time, on a Business Day, by no later than 5:00 p.m., Local Time, on such Business Day, and if received after 12:00 noon, Local Time, on a Business Day, no later than 3:00 p.m., New York time on the immediately succeeding Business Day. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.
SECTION 2.05     Letters of Credit. (1) General. Subject to the terms and conditions set forth herein, any Borrower may, as the applicant thereof for the support of its or its Subsidiaries’ obligations, request the issuance of, and the Issuing Bank shall (subject to the terms and conditions hereof) issue, Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) denominated in dollars or, to the extent the Issuing Bank then issues letters of credit in any Approved Currency, in such Approved Currency, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period (it being understood and agreed that the Company shall be a co-obligor on any Letter of Credit issued for the benefit of any Subsidiary of the Company other than a Designated Borrower). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Jurisdiction, or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(a)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension but in any event no less than two (2) Business Days prior to such date in the case of a Letter of Credit denominated in dollars and no less than four (4) Business Days prior to such date in the case of a Letter of Credit denominated in an Approved Currency) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is to be denominated in dollars or in an Approved Currency (and if in an Approved Currency, the applicable currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), at the time of such issuance, amendment, renewal or extension and after giving effect thereto, (i) the LC Exposure shall not exceed the LC Sublimit, (ii) no Lender’s Revolving Credit Exposure shall exceed its Commitment, (iii) the Total Revolving Credit Exposure shall not exceed the total Commitments and (iv) the Revolving Credit Exposures denominated in Approved Currencies shall not exceed the Approved Currency Sublimit.
(b)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, that if the applicable Borrower so requests in any notice requesting the issuance of a Letter of Credit, Issuing Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, further that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the applicable Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Maturity Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension or (C) such Auto-Extension Letter of Credit is an Existing Letter of Credit.
(c)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(d)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 2:00 p.m., Local Time, on the following Business Day. In the case of a Letter of Credit denominated in any Approved Currency, the applicable Borrower shall reimburse the Issuing Bank in such currency, unless (A) the applicable Borrower shall have notified the Issuing Bank promptly following receipt of the notice of drawing that such Borrower will reimburse the Issuing Bank in dollars or (B) if the applicable Borrower is the Company, it shall have requested that such payment be financed with an ABR Revolving Borrowing or Swingline Loan. In the case of any such reimbursement in dollars of a drawing under a Letter of Credit denominated in any Approved Currency, the Issuing Bank shall notify the applicable Borrower of the U.S. Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof (which in the case of any payment in any Approved Currency shall be, with respect to each Lender, the U.S. Dollar Equivalent thereof) and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower (which in the case of any payment in any Approved Currency shall be the U.S. Dollar Equivalent thereof), in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. In the event that (A) a drawing denominated in any Approved Currency is to be reimbursed in dollars and (B) the dollar amount paid by any Borrower, including pursuant to an ABR Revolving Borrowing or Swingline Loan, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in such Approved Currency equal to the drawing, the applicable Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase such Approved Currency in the full amount of the drawing.
(e)    Obligations Absolute. Each Borrower’s several obligation to reimburse LC Disbursements applicable to it as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii)

payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of any Approved Currency to the applicable Borrower or in the relevant currency markets generally or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(f)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent, the Company and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(g)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the applicable Borrower or the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(h)    Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company or the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives written notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company or the applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company or the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company or the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company or the applicable Borrower under this Agreement in accordance with Article VIII. If the Company or another Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company or such Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06     Funding of Borrowings. (1) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof in the appropriate currency by wire transfer of immediately available funds by 2:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds in the applicable currency, to an account of the applicable Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans; provided, that any payment made by a Borrower shall be made without prejudice to any claim such Borrower may have against the Lender failing to make such payment to the Administrative Agent. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.
SECTION 2.07     Interest Elections. (1) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(a)    To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest

Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.
(b)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv)    in the case of a Eurocurrency Borrowing, whether such Borrowing shall be made in dollars or in an Approved Currency (and if an Approved Currency, which currency); and
(v)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify (x) an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration or (y) the currency, then the applicable Borrower shall be deemed to have selected the same currency as the Borrowing being converted or continued.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.
(d)    If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing in the case of a Borrowing denominated in dollars or shall be continued as a Eurocurrency Borrowing having an Interest Period of one month in the case of a Borrowing denominated in an Approved Currency. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in dollars may be converted to or (at the end of the applicable Interest Period) continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, and if the applicable continuing Event of Default is an Event of Default under clauses (a), (h) or (i) of Article VII, each Eurocurrency Revolving Borrowing denominated in an

Approved Currency shall be, redenominated in dollars at the U.S. Dollar Equivalent thereof and be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08     Termination and Reduction of Commitments. (1) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(a)    The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the total Commitments) and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Commitments.
(b)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other receipt of funds, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.09     Repayment of Loans; Evidence of Debt. (1) Each Borrower hereby severally (and not jointly) unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(c)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the several obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(d)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10     Prepayment of Loans. (1) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty but subject to amounts payable pursuant to Section 2.15, subject to prior notice in accordance with paragraph (b) of this Section.
(a)    The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 1:00 p.m., Local Time, two Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., Local Time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
(b)    If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Exposure (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the total Commitments then in effect, then, within three Business Days after receipt of such notice, the Company or another Borrower shall prepay Loans and/or cash collateralize the LC Exposure in an aggregate amount sufficient to cause the Total Revolving Credit Exposure to be less than or equal to the total Commitments then in effect.
(c)    If the Administrative Agent notifies the Company at any time that the LC Exposure (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the LC Sublimit, then, within three Business Days after receipt of such notice, the Company or another Borrower shall cash collateralize the LC Exposure in an aggregate amount sufficient to cause the LC Exposure to be less than or equal to the LC Sublimit.
(d)    If the Administrative Agent notifies the Company at any time that the portion of the Total Revolving Credit Exposure denominated in Approved Currencies (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the Approved Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, the Company or another Borrower shall prepay Loans denominated in Approved Currencies and/or cash collateralize the portion of the LC Exposure that is denominated in Approved Currencies in an aggregate amount sufficient to cause portion of the Total Revolving Credit Exposure denominated in Approved Currencies to be less than or equal to the Approved Currency Sublimit then in effect.
SECTION 2.11     Fees. (1) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, in dollars, which shall accrue at the Applicable Rate on the actual daily amount by which (i) such Lender’s Commitment exceeds (ii) such Lender’s Revolving Credit Exposure less such Lender’s Swingline Exposure, subject to adjustment as provided in Section 2.20, during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(a)    The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee in dollars with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee in dollars, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the Issuing Bank in the Fee Letter or otherwise in writing on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent in the Fee Letter.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances (other than in the case, and to the extent, of any overpayment thereof by the Company).
SECTION 2.12     Interest. (1) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(a)    The Loans comprising each Eurocurrency Borrowing shall bear interest in the case of a Eurocurrency Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, any Borrower or the Lenders determine that (i) the Total Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for any resulting period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to such Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid by such Borrower for such period over the amount of interest and fees actually paid for such period by such Borrower.
SECTION 2.13     Alternate Rate of Interest; Illegality.
(a)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i)    the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(ii)    the Administrative Agent is reasonably advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. The Administrative Agent shall promptly advise the Company of any such alternate interest rate and shall provide a calculation and explanation of the circumstances described in the foregoing clauses (i) and (i).
(b)     Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or any applicable lending office of such Lender to make, maintain, or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then such Lender shall promptly notify the Company thereof and (i) such Lender’s obligation to make or continue any Eurocurrency Loans or to convert ABR Loans into Eurocurrency Loans shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Eurocurrency Loans), and each such Eurocurrency Loan then outstanding shall be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.
SECTION 2.14     Increased Costs. (1) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company or the applicable Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank’s capital or on the capital of such Lender's or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company or the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (containing a reasonably detailed explanation of the basis on which such amount or amounts were calculated and explaining the

Change in Law by reason of which it has become entitled to be so compensated) shall be delivered to the Company and shall be conclusive absent manifest error. The Company or the applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Notwithstanding any other provision to the contrary, this Section 2.14 shall have no application with respect to any Indemnified Taxes, Other Taxes or any Excluded Taxes, which matters, for the avoidance of doubt, shall be dealt with exclusively under Section 2.16.
SECTION 2.15     Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or pursuant to Section 2.19(e)), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the relevant eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.16     Taxes. (1) Withholding Taxes; Gross-Up. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent)

requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)    Payment of Other Taxes by each Borrower. Each Borrower shall timely pay any to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for, Other Taxes.
(b)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, the Company or each applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    Indemnification by the Borrowers. Each applicable Borrower shall severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(e)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by any Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by any Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable,; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable,, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the

Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(E)    in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, withholding Tax together with such supplementary documentation necessary to enable the Borrowers or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(f)    Additional United Kingdom Withholding Tax Matters.
(i)    Subject to (ii) below, each Lender and each UK Borrower which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
(ii)    (A) A Lender on the Effective Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent; and
(B)    a Lender which becomes a Lender hereunder after the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent, and
(C)    Upon satisfying either clause (A) or (B) above, such Lender shall have satisfied its obligation under paragraph (g)(i) above.

(iii)    If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the UK Borrower(s) shall make a Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if:
(A)    each UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or
(B)    each UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but (1) such Borrower DTTP Filing has been rejected by HM Revenue & Customs or (2) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing, and in each case, such UK Borrower has notified that Lender in writing of either (1) or (2);
then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
(iv)    If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.
(v)    Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(vi)    Each Lender shall notify the Borrowers and Administrative Agent if it determines in its sole discretion that it is ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any U.K. Borrower hereunder.
(g)    Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary in this Section 2.16(h), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(h) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such Tax had never been paid. This Section 2.16(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(i)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)    Survival. Each party's obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.17     Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (1) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Local Time, or such other time as may be expressly provided herein, on the date when due, in immediately available funds and in the appropriate currency, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in the case of payments denominated in dollars, and at its offices at 25 Bank Street, Canary Wharf, London, in the case of payments denominated in the specific currencies referred to in the definition of “Approved Currencies”, and to its offices as it may designate from time to time by notice to the Borrowers, in the case of payments denominated in any other Approved Currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(a)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(b)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply) and (iii) the provisions of this paragraph shall not apply to any payments made to those Lenders who choose not to extend the Maturity Date of their Loans or Commitments pursuant to Section 2.22 hereof on such non-extended Maturity Date except to the extent any such non-extending Lender receives payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other such non-extending Lender, in which case such Lender shall purchase participations as described above solely from other such non-extending Lenders to the extent necessary so that the benefit of all such payments made on such date shall be shared by such non-extending Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(c)    Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the

Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.18     Mitigation Obligations; Replacement of Lenders. (1) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)    If:
(i)    any Lender requests compensation under Section 2.14;
(ii)    any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16;
(iii)    any Lender is a Defaulting Lender;
(iv)    any Lender does not approve of an additional Approved Currency pursuant to the Borrowers’ request that such currency be added within 20 Business Days of such Lender’s receipt of such request and the Required Lenders have approved the addition of such currency; or
(v)    a Lender delivers a Notice of Illegality in accordance with Section 2.21, a period of at least 15 Business Days shall have passed since the Administrative Agent shall have posted such Election to Participate to the Lenders and the Administrative Agent has not received Notices of Illegality from the Required Lenders;
then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Swingline Lender and the Issuing Bank and, unless the Commitment is being assigned to a Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent, in each case such consent not to be unreasonably withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (D) in the case of any such assignment resulting from a Lender not approving an additional Approved Currency, each relevant assignee shall have agreed to approve such currency and (E) in the case of any such assignment resulting from a Lender delivering a Notice of Illegality, each relevant assignee (x) shall have confirmed that it would not be unlawful under U.S. Federal or applicable state or foreign law for such Lender to make Loans or otherwise extend credit to or do business with the relevant proposed Designated Borrower or, as the case may be, that it has sufficient operational capabilities to permit it to make Loans or otherwise extend credit with the relevant proposed Designated Borrower and (y) shall not be a Lender that has delivered a Notice of Illegality with respect to such proposed Designated Borrower. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
SECTION 2.19     Increase in Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time request an increase in the Commitments by an amount (for all such increases) not exceeding $200,000,000; provided that (i) any such increase shall be in a minimum amount of $10,000,000 and (ii) the Company may make a maximum of five such increases.
(b)    Increasing and Additional Lenders. The Company may, in consultation with the Administrative Agent, designate any Lender party to this Agreement (with the consent of such Lender, which may be given or withheld in its sole discretion) or another Person (which may be, but need not be, an existing Lender) which is not an Ineligible Assignee (subject to the consent of the Administrative Agent and the Issuing Bank (such consents not to be unreasonably withheld or delayed) if such Person is not a Lender, an Affiliate of a Lender or an Approved Fund) and which at the time agrees in its sole discretion to (i) in the case of any such designated Lender that is an existing Lender, increase its Commitment, and (ii) in the case of any other such Person (an “Additional Lender”), become a party to this Agreement pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(c)    Effective Date and Allocations. If the Commitments are increased in accordance with this Section, the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase in consultation with the Administrative Agent. The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.

(d)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Borrower and each Guarantor dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.
(e)    Adjustment of Loans. Each Lender that is acquiring a Commitment on the Increase Effective Date pursuant to this Section 2.19 shall make a Loan, the proceeds of which will be used to prepay the Loans of the other Lenders immediately prior to such Increase Effective Date so that, after giving effect thereto, the outstanding Loans are held by the Lenders on a pro rata basis based on their Commitments after giving effect to such Increase Effective Date.
(f)    Terms of the Commitments on the Increase Effective Date. The terms and provisions of any Commitments established on an Increase Effective Date shall be identical to the Commitments outstanding immediately prior to the Increase Effective Date (it being understood that the pricing, interest rate margins and undrawn fees may be increased for all of the Lenders, but additional upfront or similar fees may be payable to the Lenders participating in the additional Commitments established on an Increase Effective Date without any requirement to pay such amounts to any existing Lender).
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.17 or 9.02 to the contrary.
SECTION 2.20     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), provided that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or unreimbursed LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;
(c)    if any Swingline Exposure or LC Exposure exist at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment and (y) if the conditions set forth in Section 4.02 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company or the applicable Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only such Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;
(iii)    if a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b)) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and (b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
(v)    if all or any portion of any Defaulting Lender’s LC Exposure are neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure are cash collateralized and/or reallocated; and
(d)    so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by one or more of the Borrowers in accordance with Section 2.20(c), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein).
In the event that the Administrative Agent, the Company, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than

Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.21     Designated Borrowers.
(a)    The Company may at any time and from time to time elect that any wholly-owned Subsidiary become a Borrower eligible to borrow Revolving Loans by delivering to the Administrative Agent an Election to Participate with respect to such Subsidiary; provided that any such Election to Participate shall be rendered null and void if the Administrative Agent shall have received from any Lender, within 15 Business Days after the Administrative Agent has posted such Election to Participate to the Lenders, written notice (a “Notice of Illegality”) to the effect that (x) it shall be unlawful under U.S. Federal or applicable state or foreign law or regulation for such Lender to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein or (y) other than in the case of an Election to Participate delivered with respect to a Subsidiary organized under the laws of the United Kingdom, the Netherlands or Bermuda, such Lender does not have operational capabilities allowing it to make Loans to a Person organized under the laws of such Subsidiary’s jurisdiction of organization. Each Election to Participate shall become effective, and the applicable Subsidiary shall become a Designated Borrower hereunder, on the date that (i) any Lender, if any, that has delivered a Notice of Illegality has withdrawn such notice (it being understood and agreed that no such Notice of Illegality described in clause (y) of the foregoing sentence may be issued by any Lender with respect to a Subsidiary organized under the laws of the United Kingdom, the Netherlands or Bermuda) or ceased to be a Lender hereunder, (ii) the Administrative Agent (or in the case of clause (E) below, the applicable Lender) shall have received (A) favorable written opinions (addressed to the Administrative Agent and the Lenders) of counsel for such Designated Borrower in each relevant jurisdiction as the Administrative Agent or the Required Lenders may reasonably request, each of which legal opinions shall be reasonably satisfactory to the Administrative Agent, (B) a certificate of such Designated Borrower, dated the date of delivery thereof and executed by its Secretary or Assistant Secretary or a duly authorized officer serving a similar function, which shall (I) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (II) identify by name and title and bear the signatures of the officers of such Designated Borrower authorized to sign the Loan Documents to which it is a party, and (III) contain appropriate attachments, including the certificate or articles of incorporation or organization or similar constituent documents of such Designated Borrower certified, to the extent applicable and customary in the relevant jurisdiction without undue burden or expense, by the relevant authority of the jurisdiction of organization of such Designated Borrower and a true and correct copy of its bylaws or operating, management or partnership agreement or similar constituent documents, (C) a long form good standing certificate for such Designated Borrower from its jurisdiction of organization, if applicable, (D) evidence that such Designated Borrower shall have appointed either the Company or an agent located in New York City to receive on its behalf service of the summons and complaint and any other process which may be served in any action or proceeding brought in any New York State court or United States federal court sitting in New York City and (E) all documentation and other information about such Designated Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent or any Lender at least five Business Days prior to such date; provided that such effective date shall be at least 20 Business Days after the Administrative Agent’s receipt of such Election to Participate.

(b)    The eligibility of any Designated Borrower to borrow hereunder shall terminate when the Administrative Agent receives an Election to Terminate with respect to such Subsidiary. Each Election to Participate delivered to the Administrative Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Election to Terminate delivered to the Administrative Agent shall be duly executed on behalf of the Company, in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of the relevant Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Lenders of its receipt of any Election to Participate or Election to Terminate.
(c)    Any election, notice or other action that may be given or taken by a Designated Borrower hereunder may be given or taken by the Company on behalf of such Designated Borrower, and the Administrative Agent and the Lenders shall be entitled to rely thereon, conclusively, without inquiry, and such election, notice or other action shall be binding upon such Designated Borrower. Each Designated Borrower hereby consents to the foregoing, and assumes all responsibility for elections, notices or actions hereunder given or taken on its behalf by the Company.
(d)    The Company shall be liable for all Obligations of the Designated Borrowers. The Obligations of all Designated Borrowers that are Foreign Subsidiaries or FSHCOs shall be several in nature (and not joint).
(e)    This Agreement and the other Loan Documents may be amended in connection with the addition of a Designated Borrower if any such amendment is agreed by the Borrowers and the Administrative Agent (which is hereby irrevocably authorized by the Lenders and the Issuing Bank to enter into any such amendment, at the option and discretion of the Administrative Agent) and such amendment addresses any necessary or desirable technical changes to this Agreement or any necessary or desirable legal changes to this Agreement resulting from the jurisdiction of, or laws applicable to, the Designated Borrower, in each case that are not adverse in any material respect to the Lenders. This Section shall supersede any provisions in Section 2.17 or 9.02 to the contrary.
SECTION 2.22     Extensions of Maturity.
(a)    The Company may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of all or a portion of the Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the Commitments that will be subject to the Extension (which shall be in minimum increments of $10,000,000 and a minimum amount of $100,000,000) and (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice). Each Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Company. If the aggregate principal amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments subject to the Extension Offer as set forth in the Extension notice, then the Commitments shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b)    The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article III and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension (other than (i) such representations as are made as of a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) such representations that are qualified by materiality or as to Material Adverse Effect in the text thereof, in which case such representations and warranties shall be true and correct in all respects), (iii) the terms of such extended Commitments shall comply with paragraph (c) of this Section, (iv) the Issuing Bank and the Swingline Lender shall have consented to any Extension and (iv) the aggregate amount of the extended Commitments shall be at least $100,000,000.
(c)    The terms of an Extension shall be identical to all other Commitments hereunder; provided that (i) the final maturity date of any extended Commitment shall be as agreed among the Company and the Lenders extending their Commitments but in no event earlier than the Maturity Date, (ii) the pricing, interest rate margins, interest rate floors and any fees payable with respect to any extended Commitments may be different than those Commitments that are not being extended, provided that if the pricing, interest rate margins, interest rate floors or fees (other than arrangement, underwriting or like fees) payable with respect to any extended Commitments are greater than those payable hereunder before giving effect to any such extension, the pricing, interest rate margins, interest rate floors or fees payable to all Commitments shall be increased in connection therewith, (iii) any upfront or similar fees payable to Lenders extending their Commitments need not be shared with Lenders that are not extending their Commitments and (iv) the terms of an Extension may provide for additional terms different than the terms of any other Commitments hereunder solely to the extent that any such terms do not apply until after the Maturity Date and the repayment in full of all Obligations (other than (x) any contingent indemnification obligation or similar contingent obligation not yet due and payable, (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements and (z) any Obligations in respect of participations in Letters of Credit or Swingline Loans that are reallocated to those Commitments that are being extended) corresponding to Commitments that have not been so extended.
(d)    In connection with any Extension, the Borrowers, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any amendment of this Agreement in respect of the Extension may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to implement the terms of any such Extension, including any amendments necessary to establish extended Commitments as a new class or tranche of Commitments such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new class or tranche (including to preserve the pro rata treatment of the extended and non-extended classes or tranches, to permit the non-pro rata payment of principal, interest and fees to the non-extending class on or prior to the Maturity Date, to permit the non-pro rata payment of fees, interest and other amounts to the extending class as set forth in Section 2.22(c), and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any class or tranche), in each case on terms consistent with this section.
(e)    This Section shall supersede any provisions in Section 2.17 or 9.02 to the contrary
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Lenders that:
SECTION 3.01     Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02     Authorization; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each of the Loan Parties which is a party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03     Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.
SECTION 3.04     Financial Condition; No Material Adverse Change. (1) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2013, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2014, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(j)    Since December 31, 2013, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.
SECTION 3.05     Properties. (1) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with the ability of the Company and its Subsidiaries, taken as a whole, to conduct their business as currently conducted.
(b)    Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business as currently conducted, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06     Litigation and Environmental Matters. (1) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Company or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in (i) a Material Adverse Effect (other than the Disclosed Matters) or (ii) a material adverse effect on the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.
(e)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(f)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07     Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08     Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09     Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10     ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.
SECTION 3.11     Disclosure. As of the Effective Date, the Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole with all such other written statements, written information, documents and certificates contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (a) with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) the Company makes no representation hereunder with respect to any information of a general market or industry specific nature.
SECTION 3.12     Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrowers their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower or any Subsidiary being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.13     Patriot Act. No Loan Party is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended or any enabling legislation or executive order relating thereto. No Loan Party is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
ARTICLE IV
CONDITIONS
SECTION 4.01     Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party to each of this Agreement, the Guaranty and the Security Agreement either (i) a counterpart of such Loan Document, signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of such Loan Document.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Stradling Yocca Carlson & Rauth, P.C., counsel for the Company and the Guarantors, substantially in the form of Exhibit B, covering such matters relating to such Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received (i) a certificate of the Company and each Guarantor, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each applicable Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each applicable Loan Party from its jurisdiction of organization.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of

Section 4.02 and confirming that, after giving effect to the Effective Date and any Borrowing expected to be made on such date, the Company will be in compliance with Section 6.10 on a pro forma basis.
(e)    The Administrative Agent shall have received any promissory notes requested by a Lender pursuant to Section 2.09(e) payable to the order of each such requesting Lender, if such Lender has requested any such promissory notes at least two Business Days prior to the Effective Date.
(f)    The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of the Company and each Guarantor, and such search shall reveal no liens on any of the assets of such Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.
(g)    The Administrative Agent shall have received such documents, and completed such other reviews, including, without limitation, material leases and contracts, litigation and taxes, as the Administrative Agent or its counsel shall reasonably deem necessary.
(h)    The Administrative Agent shall have received (i) any then-existing certificates representing the shares of Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(i)    Each document (including any Uniform Commercial Code financing statement) required by the Security Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall have been filed, registered or recorded or shall be in proper form for filing, registration or recordation.
(j)    The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.05 and Section 6 of the Security Agreement.
(k)    The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent or any Lender on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Company hereunder.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on December 19, 2014 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
SECTION 4.02     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Loan Parties set forth in this Agreement and each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than (i) such representations as are made as of a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) such representations that are qualified by materiality or as to Material Adverse Effect in the text thereof, in which case such representations and warranties shall be true and correct in all respects).
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, increase, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, or been cash collateralized or backstopped in a manner reasonably acceptable to the Issuing Bank, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
SECTION 5.01     Financial Statements; Ratings Change and Other Information. The Company will furnish to each Lender through the Administrative Agent:
(c)    within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception arising out of the scope of the audit (other than such a qualification, commentary or exception that is solely with respect to, or resulting solely from, the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered), and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(d)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(e)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate (a “Compliance Certificate”) in substantially the form of Exhibit C of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 which has had an effect on such financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(g)    concurrently with each delivery of financial statements under clause (a) above, an annual business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form and substance satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs); and
(h)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided, however that the Borrowers shall not be obligated to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information that is not reasonably related to the actual or projected financial results or results of operations of the Company and its Subsidiaries, (ii) the disclosure of which would adversely affect the attorney-client privilege between any Borrower and its counsel or (iii) the disclosure of which is prohibited by law or any binding, arm’s-length agreement with a third party.
The parties hereto acknowledge and agree that the forms of the financial statements filed by the Company with the Securities and Exchange Commission as part of its annual 10−K or quarterly 10−Q filings shall be satisfactory forms for purposes of complying with financial statement delivery requirements and financial certifications under Sections 5.01(a) and 5.01(b) respectively. Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet; (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); or (iii) on which such documents are filed electronically with the Securities and Exchange Commission’s EDGAR system; provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and, to the extent requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
SECTION 5.02     Notices of Material Events. The Company will furnish to the Administrative Agent prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $10,000,000; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03     Existence; Conduct of Business. Each Borrower will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business (other than the case of the foregoing requirements insofar as they relate to the legal existence of the Loan Parties), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04     Payment of Obligations. Each Borrower will, and will cause each of its subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05     Maintenance of Properties; Insurance. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each of its subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that the foregoing provisions shall not restrict the ability of any Borrower or its subsidiaries to self-insure in commercially reasonable amounts.
SECTION 5.06     Books and Records; Inspection Rights. Each Borrower will, and will cause each of its subsidiaries to, keep proper books of record and account in which entries in conformity in all material respects with all applicable laws, rules and regulations of any Governmental Authority are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records (other than (i) materials protected by the attorney-client privilege, (ii) materials which such Borrower or such subsidiary, as applicable, may not disclose without violation of a confidentiality obligation binding upon it or the disclosure of which is prohibited by law or (iii) information that constitutes non-financial trade secrets or non-financial proprietary information that is not reasonably related to the actual or projected financial results or results of operations of the Company and its subsidiaries), and to discuss its affairs, finances and condition with its officers and independent accountants so long as such Borrower is afforded an opportunity to be present, all at such reasonable business hours and times and as often as reasonably requested and at the expense of such Borrower; provided, that unless an Event of Default is then in effect the Administrative Agent shall be limited to two such on-site inspections for the Company and its subsidiaries in the aggregate in any year and only one such inspection shall be at the Company’s expense.
SECTION 5.07     Compliance with Laws. Each Borrower will, and will cause each of its subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Each Borrower will not request any Borrowing or Letter of Credit, and each Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Jurisdiction, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.08     Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used by the Borrowers only for working capital and general corporate purposes, and the proceeds of the Letters of Credit will be used for working capital and general corporate purposes of the Borrower or any applicable Subsidiary, in each case including Permitted Acquisitions and share repurchases. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 5.09     Covenant to Guarantee Obligations and Give Security. (1) Upon the formation or acquisition of any new direct or indirect wholly-owned Domestic Subsidiary by any Borrower or any Guarantor, if such new direct or indirect wholly-owned Domestic Subsidiary is a Significant Subsidiary, and upon any existing wholly-owned Domestic Subsidiary being designated or determined to be a wholly-owned Significant Subsidiary, then the Company shall (subject to the last paragraph of this Section 5.09), at the Company’s expense:
(i)    within 60 days (or such later date as the Administrative Agent may agree in its discretion) after such formation, acquisition, designation or determination, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a supplement to the Guaranty, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,
(ii)    within 60 days (or such later date as the Administrative Agent may agree in its discretion) after such formation, acquisition, designation or determination, furnish to the Administrative Agent such information regarding the real and personal properties of such Subsidiary as would have been required under the Loan Documents had such Subsidiary been a Significant Subsidiary as of the Effective Date,
(iii)    within 60 days (or such later date as the Administrative Agent may agree in its discretion) after such formation, acquisition, designation or determination, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver Security Agreement supplements to the Administrative Agent and other security and pledge agreements, as reasonably specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificated pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(h)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents,
(iv)    within 60 days (or such later date as the Administrative Agent may agree in its discretion) after such formation, acquisition, designation or determination, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action reasonably requested by Administrative Agent (including the preparation of Uniform Commercial Code financing statements) that may be necessary or advisable in the reasonable opinion of the Administrative Agent to assist the Administrative Agent (or in any representative of the Administrative Agent designated by it) in obtaining valid and subsisting Liens on the properties purported to be subject to the Security Agreement supplements and security and pledge agreements delivered pursuant to this Section 5.09,
(v)    within 60 days (or such later date as the Administrative Agent may agree in its discretion) after such formation, acquisition, designation or determination, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters relating to such Subsidiary as the Administrative Agent may reasonably request, and
(vi)    promptly after such formation acquisition or determination, in the case of any such Subsidiary that is a FSHCO, deliver to the Administrative Agent a certificate of a Financial Officer of the Company to the effect that such Subsidiary is a FSHCO.
(f)    Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Company shall, at the Company’s expense, within 45 days after such request (or such later date as the Administrative Agent may agree in its discretion), furnish to the Administrative Agent a description of the material real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent.
(g)    At any time upon the reasonable request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, Security Agreement Supplements and other security and pledge agreements.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) not more than 65% of the Equity Interests of a FSHCO or a first-tier Foreign Subsidiary shall be required to be pledged pursuant to any of the Loan Documents, (ii) none of the Equity Interests of a Foreign Subsidiary that are owned by any other Foreign Subsidiary or a FSHCO shall be required to be pledged pursuant to any of the Loan Documents, and (iii) in no event shall any (x) Foreign Subsidiary, (y) FSHCO or (z) Excluded Subsidiary be required to become a Guarantor, nor shall any security interest be required to be granted with respect to any assets (including Equity Interests) of any such Person pursuant to the Loan Documents; provided that in the case of an Excluded Subsidiary, such Excluded Subsidiary shall become a Guarantor or shall pledge its assets (including Equity Interests) as required hereunder and under the other Loan Documents to the extent that any such Guarantee or pledge would not be prohibited by the terms of the applicable law or contract or would not require the applicable governmental consent, approval, license or authorization.
ARTICLE VI
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, or been cash collateralized or backstopped in a manner reasonably acceptable to the Issuing Bank, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
SECTION 6.01     Indebtedness. Each Borrower will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(e)    Indebtedness created hereunder;
(f)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof;
(g)    intercompany Indebtedness owing (i) by a Loan Party to another Loan Party, (ii) by a non-Loan Party to any other non-Loan Party, (iii) by a Loan Party to a non-Loan Party so long as such Indebtedness shall be subordinated to the Obligations on subordination terms reasonably acceptable to the Administrative Agent, and (iv) by a non-Loan Party to a Loan Party; provided, in each case, that any such Indebtedness (x) owing to the Company or a Guarantor shall be evidenced by a promissory note which shall be delivered to the Administrative Agent under the Security Agreement, (y) shall not be prohibited by Section 6.04 and (z) owing by the Company or any Guarantor to any Designated Borrower shall be subordinated to the Obligations on subordination terms reasonably acceptable to the Administrative Agent;
(h)    Guarantees (i) by any Loan Party of Indebtedness or other obligations of the Company or any Guarantor, (ii) by any Loan Party of Indebtedness or other obligations of any of the Company’s Subsidiaries, so long as such Guarantee shall not be prohibited by Section 6.04, and (iii) by any Subsidiary that is not a Loan Party of Indebtedness or other obligations of the Company or any of its Subsidiaries;
(i)    Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $30,000,000 at any time outstanding;
(j)    Indebtedness (i) of any Person that becomes a Subsidiary after the date hereof and (ii) consisting of earn-out or similar earnings sharing arrangements payments in respect of any Permitted Acquisition; provided that (x) in the case of Indebtedness described in clause (i) above, such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $20,000,000 at any time outstanding;
(k)    Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;
(l)    Trade debt incurred in the ordinary course of business and outstanding less than 90 days after the same has become due and payable or which is being contested in good faith and for which reserves have been established in accordance with GAAP;
(m)    other unsecured Indebtedness of the Company not otherwise permitted by this Section in an aggregate principal amount not exceeding $200,000,000 at any time outstanding; provided that (i) both before and after giving effect to the incurrence of any such Indebtedness, the Total Adjusted Leverage Ratio would not exceed 2.75 to 1.0 on a pro forma basis, (ii) any such Indebtedness has a maturity date after, and no scheduled principal payments prior to, the Maturity Date and (iii) the documentation governing such Indebtedness does not have (x) any maintenance financial covenants or (y) any other covenants or other provisions materially more restrictive taken as a whole than those contained in the Loan Documents;
(n)    operating lease guarantees entered into in the ordinary course of business by wholly-owned Subsidiaries of the Company;
(o)    Guarantees by the Company or Indebtedness of the Company related to purchases by Company or its Subsidiaries or their manufacturers of sheepskin in the ordinary course of business; provided that the tenor of the Company’s obligations thereunder shall not exceed twenty-four months for any such purchases except for obligations in an amount not to exceed $75,000,000 at any time outstanding which may have tenors of longer than twenty-four months;
(p)    Indebtedness of the Real Estate Subsidiary and Guaranteed by the Company related to any mortgage financing transaction with respect to the Headquarters Building; provided that (i) the aggregate amount of such Indebtedness shall not exceed $72,000,000, (ii) within 45 days after the Effective Date (or such later date to which the Administrative Agent may agree), the terms of such Indebtedness shall not include covenants or other restrictions on the activities of the Company other than financial covenants, limitations on Capital Expenditures and limitations on Restricted Payments, in each case not more restrictive or onerous in any material respect than the corresponding covenants set forth in this Agreement, (iii) so long as such Indebtedness is Guaranteed by the Company, such

Indebtedness shall not have a maturity date earlier than the date that is one year after the Maturity Date and (iv) so long as such Indebtedness is outstanding, the Real Estate Subsidiary does not have any material revenues other than lease-related payments by the Company with respect to the Headquarters Building in connection with such Indebtedness permitted under this Section 6.01(l) (such lease payments not to be materially greater than the lease payments in effect as of the Effective Date other than reasonably proportional increases in the amount thereof in connection with increases in the amount of Indebtedness permitted under this clause (l)) or own any material assets other than the Headquarters Building, the land on which the Headquarters Building sits, related fixtures, related office equipment, related furnishings and de minimis cash balances (other than cash balances in connection with related mortgage payments);
(q)    other Indebtedness (which may be secured) in an aggregate amount not exceeding $10,000,000 at any time outstanding, provided that no such indebtedness may be secured by any Collateral;
(r)    unsecured Indebtedness of DBT and/or Deckers Shanghai in an aggregate outstanding principal amount not to exceed $25,000,000 at any time;
(s)    Indebtedness of any Foreign Subsidiary (other than a Designated Borrower and other than intercompany Indebtedness of a Foreign Subsidiary otherwise permitted under this Section 6.01) in an aggregate outstanding principal amount not to exceed $50,000,000 at any time, and Guarantees by the Company or any Subsidiary (other than a Designated Borrower) of any such Indebtedness; and
(t)    contingent obligations (including in the form of chargebacks or reassignments) of the Company or any of its Subsidiaries arising under one or more Receivables Management Arrangements to repurchase, or otherwise incur a charge in respect of, accounts receivable subject to Receivables Management Arrangements; provided however that in no event shall (i) the Company or any of its Subsidiaries sell to Receivables Management Agents an aggregate amount of accounts receivable in any fiscal quarter in excess of 5% of the accounts receivable set forth on the consolidated balance sheet for the prior fiscal quarter of the Company and its Subsidiaries, (ii) the Company or any of its Subsidiaries sell to Receivables Management Agents any accounts receivable other than Troubled Accounts, (iii) for so long as this Agreement and the Commitments remain in effect and any Obligations remain outstanding, the Company or any of its Subsidiaries request from the applicable Receivables Management Agent any borrowing of monies against any sums due or to become due to the Company or its Subsidiaries under a Receivables Management Arrangement or (iv) the Company or any of its Subsidiaries sell to Receivables Management Agents any accounts receivable for a price of less than 98% of the face amount thereof unless the average price of all accounts receivable sold to such Receivables Management Agent pursuant to any single transaction (or series of related transactions) is not less than 98% of the aggregate face amount thereof.
SECTION 6.02     Liens. Each Borrower will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding amount of the obligations secured thereby;
(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding amount of the obligations secured thereby and (iv) any Indebtedness secured by such Lien is permitted by clause (f) of Section 6.01;
(d)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(e)    Liens solely constituting the right of any other Person to a share of any licensing royalties (pursuant to a licensing agreement or other related agreement entered into by the Company or any of its Subsidiaries with such Person in the ordinary course of the Company’s or such Subsidiary’s business) otherwise payable to the Company or any of its Subsidiaries, provided that such right shall have been conveyed to such Person for consideration received by the Company or such Subsidiary on an arm's-length basis;
(f)    Liens on the assets of the Real Estate Subsidiary (including the Headquarters Building) and securing Indebtedness permitted by clause (l) of Section 6.01;
(g)    Liens securing Indebtedness permitted by clause (m) of Section 6.01; provided, that such security interests shall not apply to any Collateral at any time;
(h)    Liens encumbering assets of any Foreign Subsidiary and securing Indebtedness permitted by clause (o) of Section 6.01; provided, that such security interests shall not apply to any Collateral at any time; and
(i)    Liens encumbering (x) any reserves, credit balances or other assets or property in the possession of a Receivables Management Agent pursuant to and in connection with the collection and similar services being provided to the Borrower or such Subsidiary pursuant to the relevant Receivables Management Arrangement, (y) Troubled Accounts sold to or disposed of to a Receivables Management Agent and (z) assets reasonably related to the foregoing, in each case under one or more Receivables Management Arrangements; provided however that (i) in no event shall the Company or any of its Subsidiaries sell to Receivables Management Agents an aggregate amount of accounts receivable in any fiscal quarter in excess of 5% of the accounts receivable set forth on the consolidated balance sheet for the prior fiscal quarter of the Company and its Subsidiaries, (ii) in no event shall the Company or any of its Subsidiaries sell to or otherwise dispose of to Receivables Management Agents any accounts receivable other than Troubled Accounts, (iii) such Liens shall not encumber any assets other the assets noted in clauses (x), (y) and (z) of this paragraph, (iv) if any Liens are granted to a Receivables Management Agent, such Receivables Management Agent shall have entered into an intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent and (v) in no event shall the Company or any of its Subsidiaries sell to Receivables Management Agents any accounts receivable for a price of less than 98% of the face amount thereof unless the average price of all accounts receivable sold to such Receivables Management Agent pursuant to any single transaction (or series of related transactions) is not less than 98% of the aggregate face amount thereof.
SECTION 6.03     Fundamental Changes. (1) Each Borrower will not, and will not permit any of its subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or any substantial part of its assets (including in a sale and leaseback transaction), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04), (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of a substantial part of its assets to the Company or to another Subsidiary (provided that (x) in the case of any such sale, transfer, lease or other disposition by a Guarantor, the counterparty to such transaction shall be a Borrower or another Guarantor and (y) in the case of any such sale, transfer, lease or other disposition by a Designated Borrower, the counterparty to such transaction shall be a Borrower or a Guarantor), and (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided, that any liquidation or dissolution by a Designated Borrower shall be subject to the prior repayment in full of all Obligations of such Designated Borrower (other than any contingent indemnification obligation or similar contingent obligation not yet due and payable).
(g)    Each Borrower will not, and will not permit any of its subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04     Investments, Loans, Advances, Guarantees and Acquisitions. Each Borrower will not, and will not permit any of its subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a)    Permitted Investments;
(b)    loans and advances by the Company or any Subsidiary to the Company or any Guarantor, and purchases or other acquisitions by the Company or any Guarantor of the capital stock of any Guarantor;
(c)    loans and advances by any Loan Party to any wholly-owned Foreign Subsidiary (or any wholly-owned Domestic Subsidiary that is not a Guarantor), purchases or other acquisitions by any Loan Party of the capital stock of any wholly-owned Foreign Subsidiary (or any wholly-owned Domestic Subsidiary that is not a Guarantor) and Guarantees by any Loan Party of Indebtedness or other obligations of any wholly-owned Foreign Subsidiary (or any wholly-owned Domestic Subsidiary that is not a Guarantor); provided that both before and after giving effect to any such loan, advance, purchase, acquisition or guarantee the Total Adjusted Leverage Ratio would not exceed on a pro forma basis as of the last day of the most recently-ended fiscal quarter (A) 2.75 to 1.00, in the case of the fiscal quarters ending June 30, March 31 and December 31 of any fiscal year, and (B) 3.25 to 1.00, in the case of the fiscal quarter ending September 30 of any fiscal year;
(d)    (i) loans and advances by any non-Loan Party to the Company or any Subsidiary of the Company, (ii) purchases or other acquisitions by any non-Loan Party of the capital stock of any non-Loan Party or of a Designated Borrower, (iii) Guarantees by any non-Loan Party of the Indebtedness or other obligations of any non-Loan Party or of a Designated Borrower and (iv) loans and advances by any Foreign Subsidiary located in China to any banking institution located in China, so long as (x) such banking institution makes a loan in such amount to any other Foreign Subsidiary located in China and (y) such banking institution is required to repay such loan or advance to the Foreign Subsidiary making such loan or advance using the proceeds of any payment received by such banking institution from such other recipient Foreign Subsidiary located in China;
(e)    Guarantees constituting Indebtedness permitted by clauses (l), (o) or (p) of Section 6.01;
(f)    advances, loans or Guarantees by the Company or any Subsidiary made in connection with the transactions permitted by clause (k) of Section 6.01;
(g)    Permitted Acquisitions;

(h)    to the extent permitted by Governmental Authorities, loans and advances made by the Company and its Subsidiaries to their respective officers and employees in the ordinary course of business so long as the aggregate outstanding principal amount thereof does not exceed $5,000,000 at any time;
(i)    Investments (including debt obligations) received in connection with (i) the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and (ii) the disposition of assets permitted under Section 6.03;
(j)    existing Investments not otherwise permitted under this Agreement and described in Schedule 6.04 hereto;
(k)    capital contributions to DBT and Deckers Shanghai in an aggregate amount not to exceed $40,000,000 after August 10, 2012;
(l)    loans and advances by any Loan Party to any non-wholly-owned Foreign Subsidiary or non-wholly-owned Domestic Subsidiary, purchases or other acquisitions by any Loan Party of the capital stock of any non-wholly-owned Foreign Subsidiary or non-wholly-owned Domestic Subsidiary and Guarantees by any Loan Party of Indebtedness or other obligations of any non-wholly-owned Foreign Subsidiary or non-wholly-owned Domestic Subsidiary in an aggregate amount after the Effective Date not to exceed the greater of (i) $50,000,000 and (ii) 5.0% of Consolidated Tangible Net Assets based on the most recent consolidated financial statements of the Company delivered under Section 5.01 of this Agreement or under Section 5.01 of the Existing Credit Agreement; provided that, for the avoidance of doubt, an investment shall not be deemed in breach of this clause (l) solely as a result of a decline in Consolidated Tangible Net Assets if such Investment was permitted when made; and
(m)    other investments, loans, advances or Guarantees not to exceed $35,000,000 in the aggregate after the Effective Date so long as both before and after giving effect to any such transaction, (i) the Company would be in compliance with Section 6.10 on a pro forma basis and (ii) the Company and its Subsidiaries on a consolidated basis would have an aggregate amount of cash and unused borrowing availability under the Commitments (to the extent that any such potential borrowing would not cause the Company to be in breach of Section 6.10(a) on a pro forma basis) of not less than $75,000,000.
SECTION 6.05     Swap Agreements. Each Borrower will not, and will not permit any of its subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
SECTION 6.06     Restricted Payments. Each Borrower will not, and will not permit any of its subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its

Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with share based compensation plans or other benefit plans for management or employees of the Company and its Subsidiaries and (d) the Company may make or declare any other Restricted Payments so long as both before and after giving effect to the making and/or declaration of any such Restricted Payment, (i) the Company would be in compliance with Section 6.10 on a pro forma basis and (ii) the Total Adjusted Leverage Ratio would not exceed 2.75 to 1.00 on pro forma basis.
SECTION 6.07     Transactions with Affiliates. Each Borrower will not, and will not permit any of its subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate, (c) transactions permitted under Sections 6.01, 6.02 and 6.04 and (d) any Restricted Payment permitted by Section 6.06.
SECTION 6.08     Restrictive Agreements. Each Borrower will not, and will not permit any of its subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) clause (b) of the foregoing shall not apply to prohibitions and restrictions contained in the documents governing the Indebtedness permitted by Section 6.01(l) and, beginning on the date occurring 45 days after the Effective Date (or such later date to which the Administrative Agent may agree), the applicable prohibitions or restrictions contained in the documents governing such Indebtedness are not more restrictive or onerous in any material respect than the restrictions set forth in Section 6.06, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (x) secured Indebtedness permitted under this Agreement, if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (y) unsecured Indebtedness of any Foreign Subsidiary permitted under Section 6.01(f), (n) or (o), if such restrictions or conditions apply only to property or assets not constituting Collateral, or (z) Receivables Management Arrangements permitted under this Agreement, if such restrictions or conditions apply only to the reserves, credit balances or other assets or property in the possession of a Receivables Management Agent pursuant to and in connection with the collection and similar services being provided to a Borrower or such Subsidiary pursuant to the relevant Receivables Management Arrangement or the Troubled Accounts (and, in each case, related collateral) under the Receivables Management Arrangements, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (vii) the foregoing shall not apply to unsecured Indebtedness incurred under Section 6.01(i) as long as any such provisions are not materially more restrictive taken as a whole than those contained in the Loan Documents.
SECTION 6.09     Accounting Changes. Each Borrower will not, and will not permit any of its subsidiaries to, make any change in accounting policies or reporting practices including any change in fiscal year, except as required or permitted by GAAP.
SECTION 6.10     Financial Covenants.
(f)    The Company shall not permit the Total Adjusted Leverage Ratio to be greater than 3.25 to 1.00 as of the last day of any fiscal quarter of the Company; provided that after the consummation or making of any Specified Leveraged Acquisition, such maximum Total Adjusted Leverage Ratio shall be increased to 3.50 to 1.00 solely for the last day of the fiscal quarter in which such Specified Leveraged Acquisition is consummated or made and for the last day of the next two succeeding fiscal quarters.
(g)    As of the last day of any fiscal quarter of the Company, the Company shall not permit the ratio of (i) Consolidated EBITDAR for the period of four fiscal quarters ending on such day to the sum of (ii) Consolidated Interest Expense for such four quarter period plus Consolidated Rental Expense for such four quarter period to be less than or equal to 2.25 to 1.00.
(h)    The financial covenants in clause (a) and clause (b) of this Section 6.10 shall be calculated on a pro forma basis in good faith to give effect to Permitted Acquisitions and dispositions permitted hereunder of business units, lines of business or divisions; provided, that the calculation of Consolidated EBITDAR for purposes of clause (b) of this Section 6.10 shall not be calculated on a pro forma basis in connection with any such Permitted Acquisition disposition permitted hereunder of business units, lines of business or divisions unless Consolidated Interest Expense and Consolidated Rental Expense are also calculated on a pro forma basis or the Company shall have determined that no such pro forma adjustment thereto is applicable or would be necessary.
SECTION 6.11     Prepayments, Etc., of Indebtedness.
(a)    Each Borrower will not, and will not permit any of its subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness that is subordinated in right of payment to the Loans hereunder in violation of the subordination terms of any such Indebtedness.
(b)    Each Borrower will not, and will not permit any of its subsidiaries to, amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 6.01 in a manner that would increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof or is otherwise materially adverse to the Lenders, except for any extensions, renewals and replacements thereof permitted by Section 6.01(b).
SECTION 6.12     Capital Expenditures. Each Borrower will not, and will not permit any of its subsidiaries to, make any Capital Expenditure, except for Capital Expenditures

(i) without limitation at any time that the Total Adjusted Leverage Ratio, on a pro forma basis, is less than 2.75 to 1.00 and (ii) in an aggregate amount not to exceed $110,000,000 in any fiscal year at any time that the Total Adjusted Leverage Ratio, on a pro forma basis, is greater than or equal to 2.75 to 1.00.
ARTICLE VII
EVENTS OF DEFAULT
If any of the following events (“Events of Default”) shall occur:
(j)    any Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and, in the case of such reimbursement obligation, such failure shall continue unremedied for a period of three Business Days;
(k)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(l)    any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(m)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to such Borrower’s existence) or 5.08 or in Article VI;
(n)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrowers;
(o)    any Borrower or any Significant Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue unremedied beyond the period (without giving effect to any extensions, waivers, amendments or other modifications of or to such period) of grace, if any, provided in such the instrument or agreement under which such Material Indebtedness was created;
(p)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material

Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(q)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(r)    any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(s)    any Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(t)    one or more judgments for the payment of money in an aggregate amount (not paid or covered by insurance) in excess of $20,000,000 shall be rendered against any Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days from the entry thereof during which execution shall not be effectively stayed or bonded, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Significant Subsidiary to enforce any such judgment;
(u)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(v)    any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full (subject to Section 8.02) of all the Obligations, shall cease to be in full force and effect; or any Loan Party shall contest, or support any other Person in contesting, in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document, or shall purport to revoke, terminate or rescind any provision of any Loan Document; or any Lien securing any Obligation shall, in whole or in part, fail to be a perfected Lien having first priority (subject only to such other Liens permitted to have priority over it pursuant to the Loan Documents), in each case other than in accordance with the Loan Documents; or
(w)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and the Company shall cash collateralize the LC Exposure in accordance with Section 2.05(j); and in case of any event with respect to any Loan Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and the Company shall automatically be required to cash collateralize the LC Exposure in accordance with Section 2.05(j).
After the exercise of remedies provided for in this Article (or after the Loans have automatically become immediately due and payable and the LC Exposure have automatically been required to be cash collateralized as described above), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.14, 2.15 and 2.16) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and letter of credit fees payable under Section 2.11(b)(i)) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Sections 2.14, 2.15 and 2.16), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid letter of credit fees payable under Section 2.11(b)(i) and interest on the Loans, LC Exposure and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, LC Exposure and amounts owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Bank, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit in accordance with Section 2.05(j); and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law.
Subject to Section 2.05(j) amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. Subject to Section 2.05(j), if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be. Each Hedge Bank or Cash Management Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
SECTION 8.01     Agency Matters. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor (which shall not be a Defaulting Lender) subject to the prior written consent (except during the continuance of a Default or Event of Default) of the Company (such consent not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
SECTION 8.02     Collateral and Guaranty Matters. The Lenders and the Issuing Bank (including in their capacities as potential Cash Management Bank and potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than (x) any contingent indemnification obligation or similar contingent obligation not yet due and payable and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements that are subject to cash collateral or other similar credit support reasonably satisfactory to each applicable Cash Management Bank and Hedge Bank) and the expiration or termination or cash collateralization of all Letters of Credit, (ii) that is sold or transferred, or to be sold or transferred, as part of or in connection with any sale or transfer permitted hereunder or under any other Loan Document (and upon such permitted sale or transfer (other than to another Loan Party that is a signatory to the Security Agreement), the Lien on such property so sold or transferred shall be automatically released), or (iii) if approved, authorized or ratified in writing in accordance with Section 9.02; (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (c) to subordinate any Lien, or to enter into or amend any intercreditor agreement with respect to any Lien, on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b), 6.02(d) or 6.02(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.02. In each case as specified in this Section 8.02, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.02.
The Lenders party hereto on the Effective Date (which constitute all “Lenders” and all “Required Lenders” under and as defined in the Existing Credit Agreement) hereby consent to the release of each of Tsubo, LLC, a Delaware limited liability company, Mozo, Inc., a Colorado corporation, Deckers Acquisition, Inc., a Delaware corporation and the Real Estate Subsidiary from their respective obligations under the “Guaranty,” the “Security Agreement” and each other “Loan Document” (as such terms are defined in the Existing Credit Agreement).
SECTION 8.03     Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefits of the remedies or the waterfall of Article VII, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or the Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01     Notices. (1) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:
(ii)    if to any Borrower, c/o the Company at 250 Coromar Drive, Goleta, CA 93117 Attn: Chief Financial Officer, with a copy to: Legal Department, (Telecopy No. 805-880-0445);
(iii)    if to the Administrative Agent, to JPMorgan Chase Bank, National Association, Loan and Agency Services Group, 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603-2003, Attention of Wholesale Loan Agency Group

(Facsimile No. (888) 292-9533; Email: jpm.agency.servicing.4@jpmchase.com), and, with respect to Loans and Letters of Credit denominated in Approved Currencies, to J.P. Morgan Europe Limited, 6th Floor, 25 Bank Street, Canary Wharf, London E1455JP, United Kingdom, Attention of Loans Agency (Facsimile No. +44 20 7777 2360);
(iv)    if to JPMCB as Issuing Bank, to JPMorgan Chase Bank, National Association, Global Trade Services, Regional Processing Center, 333 South Grand Avenue, Suite 3600, Los Angeles, California, Attention of Agnes Martinez, Facsimile No. (213) 621-8079), and with respect to Letters of Credit denominated in Approved Currencies, to J.P. Morgan Europe Limited, 6th Floor, 25 Bank Street, Canary Wharf, London E1455JP, United Kingdom, Attention of Loans Agency (Facsimile No. +44 20 7777 2360);
(v)    if to the Swingline Lender, to JPMorgan Chase Bank, National Association, Loan and Agency Services Group, 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603-2003, Attention of Darren Cunningham (Facsimile No. (888) 292-9533; Email: jpm.agency.servicing.4@jpmchase.com); and
(vi)    if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(c)    Notices and other communications to the Lenders hereunder and under the other Loan Documents may be delivered or furnished using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
(e)    Electronic Systems.
(i)     Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02     Waivers; Amendments. (1) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(e)    Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, (vii) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender or (viii) amend the definition of “Approved Currency” in order to add any additional currency thereto or to otherwise provide any Borrower with the ability to obtain Loans or Letters of Credit in any additional currencies, in each case without the written consent of each Lender and the Issuing Bank; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be and (y) the Fee Letter, each Secured Cash Management Agreement and each Secured Hedge Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as set forth in Section 2.20(b).
(f)    If, in connection with any proposed waiver, amendment or modification of any of the provisions of this Agreement as contemplated by clauses (i) through (viii) of Section 9.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and shall grant its consent to the proposed waiver, amendment or modification; provided, that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts).
SECTION 9.03     Expenses; Indemnity; Damage Waiver. (1) The Company shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one external counsel for the Administrative Agent and one local counsel in each reasonably necessary jurisdiction, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(e)    The Company shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by another Indemnitee against such Indemnitee (other than any such claim, litigation, investigation or proceeding brought against the Administrative Agent (in its capacity as such) by any other Indemnitee). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(f)    To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
(g)    To the extent permitted by applicable law, none of the Company or any of its Subsidiaries nor shall any Indemnitee assert, and each such Person hereby waives, any claims against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Company of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(h)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04     Successors and Assigns. (1) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Assignee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, it being understood and agreed that it shall be reasonable for the Company to withhold consent for an assignment to an assignee if such assignee is a Foreign Lender which would require the Borrowers to withhold amounts in respect of interest payments to such Foreign Lender) of:
(A)    the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, and provided further that the Company shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the Issuing Bank.
As used herein, “Ineligible Assignee” means any Person that is a (a) natural person, (b) Defaulting Lender or its Lender Parent, (c) Borrower or an Affiliate of a Borrower or (d) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Assignee if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Assignee if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Revolving Credit Exposure or Commitments, as the case may be.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments and Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), together with a processing and recordation fee of $3,500 payable by the assignor or the assignee; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information

(which may contain material non-public information about the Company, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03); provided however, that no such assignment or transfer shall be deemed to be a waiver of any rights which a Borrower, the Administrative Agent or any other Lender shall have against such Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Assignee, in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements under Section 2.16(f), it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.16(g) will be delivered to the Borrowers and the Administrative Agent) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (x) the sale of the participation to such Participant is made with the Company’s prior written consent or (y) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.16(e) as though it were a Lender.
(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05     Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein, in each other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligations are outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this

Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07     Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not the Lenders shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09     Governing Law; Jurisdiction; Consent to Service of Process. (1) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(k)    Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
(l)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(m)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 (but not by telecopy or electronic mail). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12     Confidentiality. (1) Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case who have a need to know such Information in accordance with customary banking practices (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of any Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, “Information” means all information received from the Borrowers relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(1)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(1)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT ANY BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
(1) Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.13     USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
SECTION 9.14     Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender, the Issuing Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuing Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, in the Specified Currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Issuing Bank or the Administrative Agent, as the case may be, against such loss. If the amount of the Specified Currency so purchased is greater than the sum originally due to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, in the Specified Currency, the applicable Lender, the Issuing Bank or the Administrative Agent, as the case may be, agrees to return the amount of any such excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
DECKERS OUTDOOR CORPORATION, as the Company

By: /s/Angel Martinez
Name: Angel Martinez
Title: CEO

JPMORGAN CHASE BANK, N.A., as a Lender, as Issuing Bank and as Administrative Agent

By: /s/ Anna C. Araya
Name: Anna C. Araya
Title: Vice President

[OTHER BANKS],

By _________________________
Name:
Title:

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ________________________________

________________________________
[Assignor [is] [is not] a Defaulting Lender]

2.    Assignee[s]:        ________________________________

________________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s): Deckers Outdoor Corporation (the “Company”) and certain Subsidiaries of the Company designated as additional borrowers from time to time (the “Borrowers”)

4.	Administrative Agent: JPMorgan Chase Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of November 13, 2014 among the Borrowers, the Lenders party thereto and the Administrative Agent

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:______________]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:______________________________
Title:

[NAME OF ASSIGNOR]

By:______________________________

Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
Title:

[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and] Accepted:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By: _________________________________
Title:

[Consented to]:

DECKERS OUTDOOR CORPORATION

By: ________________________________
Title:

[Consented to]:

[Swingline Lender]

By: ________________________________
Title:

Consented to:

[Issuing Bank]

By: ________________________________
Title:

ANNEX 1

DECKERS OUTDOOR CORPORATION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

STRADLING YOCCA CARLSON & RAUTH, P.C.	NEWPORT BEACH 949.725.4000	SAN FRANCISCO 415.283.2240
800 ANACAPA STREET, SUITE A SANTA BARBARA, CA 93101 SYCR.COM	SACRAMENTO 916.449.2350	SANTA BARBARA 805.730.6800
	SAN DIEGO 858.926.3000	SANTA MONICA 424.214.7000

November 13, 2014

JPMorgan Chase Bank, National Association,
as Administrative Agent, and the several Lenders

Re: Second Amended and Restated Credit Agreement dated as of November 13, 2014

Ladies and Gentlemen:

We have acted as counsel to Deckers Outdoor Corporation, a Delaware corporation (the “Company”), Deckers Consumer Direct Corporation, an Arizona corporation (“Consumer Direct”) and Deckers Retail, LLC, a California limited liability company (“Deckers Retail”, and collectively with Consumer Direct, each individually a “Guarantor Subsidiary” and collectively, the “Guarantor Subsidiaries”) in connection with the Second Amended and Restated Credit Agreement dated as of November 13, 2014 (the “Credit Agreement”) among the Company, the Lenders party thereto (including JPMorgan Chase Bank, National Association), and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”).
This opinion is delivered pursuant to Section 4.01(b) of the Credit Agreement. The Company and the respective Guarantor Subsidiaries are sometimes referred to in this letter individually as a “Loan Party,” and collectively as the “Loan Parties.” Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
In connection with the preparation of this opinion, we have examined the following documents:

(i)	the Credit Agreement;

(ii)	the Guaranty;

(iii)	the Security Agreement;

(iv)
the promissory notes delivered by the Company to certain Lenders pursuant to Section 2.09(e) of the Credit Agreement on or prior to the Closing Date, in the form which the Administrative Agent has as of the Closing Date approved;

(v)
the Amended and Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of October 29, 2014 and certified to us by an officer of the Company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(vi)	the Bylaws of the Company, certified to us by an officer of the Company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(vii)
the Articles of Incorporation of Consumer Direct, certified by the Arizona Secretary of State as of November 5, 2014 and certified to us by an officer of said corporation as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(viii)	the Bylaws of Consumer Direct, certified to us by an officer of said corporation as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(ix)
the Articles of Organization of Deckers Retail, certified by the California Secretary of State as of November 3, 2014 and certified to us by an officer of said limited liability company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(x)
the Operating Agreement of Deckers Retail, certified to us by an officer of said limited liability company as being complete, inclusive of all amendments to date, and in full force and effect as of the date of this opinion;

(xi)
records of the corporate proceedings of each such Loan Party relating to the transactions contemplated by the Credit Agreement certified to us by an officer of the respective Loan Party as constituting all records of proceedings relating to the transactions contemplated by the Credit Agreement;

(xii)
originals or copies certified or otherwise identified to our satisfaction of such records, agreements, instruments and certificates of public officials and of the Loan Parties as we have deemed necessary and relevant to form the basis for our opinions herein.

(xiii)	Certificates of Status or equivalent instruments, each of recent date, certified by the Secretary of State of each respective Loan Party’s state of incorporation,

organization or formation, with respect to the “good standing” or equivalent status of such Loan Party or, in the case of Deckers Retail, (a) a report from National Corporate Research, following a verbal conversation with the applicable representative of the California Secretary of State, indicating that Deckers Retail is active and in good standing as of 11/12/14 and (b) the California Secretary of State official website indicating that Deckers Retail’s status in the State of California is active;

(xiv)
a certificate of certain officers of the Loan Parties identifying certain agreements and instruments (in each case including all amendments to date) to which the Company and/or one or more Guarantor Subsidiaries is a party or by which the Company and/or one or more Guarantor Subsidiaries’ properties or assets are bound (the “Certificate Relating to Agreements”);

(xv)	a copy, certified to us as being a true and correct copy of the original, of each of the agreements and instruments identified in the Certificate Relating to Agreements (the “Material Agreements”);

(xvi)	the following UCC financing statements (collectively, the “Financing Statements”):

a.
Form UCC1 naming the Company as debtor and the Administrative Agent as secured party, to be filed with the Secretary of State of the State of Delaware (the “Delaware Filing Office”), a copy of which is attached hereto as Exhibit B-1;

b.
Form UCC1 naming Consumer Direct as debtor and the Administrative Agent as secured party, to be filed with the Secretary of State of the State of Arizona (the “Arizona Filing Office”), a copy of which is attached hereto as Exhibit B-2;

c.
Form UCC1 naming Deckers Retail as debtor and the Administrative Agent as secured party, to be filed with the Secretary of State of the State of California (the “California Filing Office”), a copy of which is attached hereto as Exhibit B-3; and

(xvii)	a certificate of certain officers of the Loan Parties as to certain factual matters relevant to this opinion.
We have made no additional state-level investigation after the respective dates stated in items (v), (vii) and (ix) above of those items in rendering our opinion expressed in Paragraph 1.
Each of the documents identified in items (i) through (iv) above is sometimes referred to herein as a “Loan Agreement.” We have also examined such other documents and made such further legal and factual examination and investigation as we deem necessary for purposes of rendering the following opinions.

For purposes of the below, (i) “Article 9 Collateral” means the Collateral described in the Security Agreement in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “NY UCC”) and (ii) “Filing Collateral” means that portion of the Article 9 Collateral in which a security interest may be perfected by filing a financing statement (other than a fixture filing) under the Uniform Commercial Code (the “UCC”) as in effect in the state of filing.
We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, faxes or .pdf files, and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto (other than the Loan Parties), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action have been duly, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. We have also assumed, for purposes of the opinions expressed herein, that:
(a)each Lender is (i) a subsidiary of a bank holding company (as such term is defined in Section 3707 of the California Financial Code) or is a bank organized under the laws of the United States or any State thereof, (ii) a foreign (other nation) bank described in Section 1716 of the California Financial Code meeting the criteria for exemption set forth therein, (iii) licensed under the California Finance Lenders Law (Cal. Fin. Code § 22000 et seq.), or (iv) a lending institution otherwise belonging to an exempt class of persons and, as a result thereof, that the Lender is exempt from the restrictions of Section 1 of Article XV of the Constitution of the State of California relating to rates of interest upon the loan of money;
(b)the Loans will be made by the Lenders for their own accounts or for the account of another person that qualifies for an exemption from the interest rate limitations of California and other applicable law; and
(c)there is no agreement by the Lenders (or any of them) to sell participations or any other interest in the Loans to be made under the Loan Agreements to any person other than a person that qualifies for an exemption from the interest rate limitations of California and other applicable law.
We have also assumed that:
(a) the description of the Collateral contained in the Loan Agreements and the Financing Statements “reasonably identifies” the Collateral;
(b) each Loan Party has sufficient “rights” or “power to transfer rights” in each item within the Collateral consistent with and sufficient for purposes of the Loan Agreements to which such Loan Party is a party; and
(c) the Loan Parties have each received legally sufficient consideration and “value” for their respective obligations under the Loan Agreements and for the granting of security interests in their property as security for such obligations, for the granting of guarantees, or for the pledge of the Pledged Securities (as defined below).
As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Loan Agreements and the matters and statements contained in other documents and certificates delivered in connection therewith, certificates of officers of the Loan Parties furnished to us, and certificates and advices of public officials and have made no independent investigation of such matters.
We have assumed with your permission that there are no documents or agreements between or among the Administrative Agent and the Lenders (or any of them), on the one hand, and the Loan Parties (or any of them), on the other hand, which would expand or otherwise modify the respective rights and obligations of such parties as set forth in the Loan Agreements and the documents required or contemplated thereby. We also have assumed with your permission that there are no facts or circumstances relating to the Lenders or the Administrative Agent that might prevent such parties from enforcing any of the rights to which our opinion relates (for example, lack of due incorporation or good standing or qualification to conduct business, or statutory or regulatory prohibitions applicable to any of the Lenders or the Administrative Agent by virtue of its failure to pay applicable state taxes).
Where a statement herein is qualified by “known to us” or “to our knowledge” or any similar phrase, that knowledge is limited to the actual knowledge of lawyers currently in this firm who have been involved in representing the Company and the Guarantor Subsidiaries in connection with the Loan Agreements (and not including any constructive or imputed notice of any information). Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement (for example, we have not searched the dockets of any courts), and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; and no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Loan Parties or the rendering of the opinions set forth below.
We are members of the State Bar of California and not of the bars of other States and accordingly we do not express any opinion herein concerning any laws other than the laws of the State of California, the Delaware General Corporation Law, the federal law of the United States and the UCC as in effect in the States of Arizona, Delaware and New York. With your permission, we have assumed that the internal laws of the State of Arizona (other than with respect to the UCC as in effect in the State of Arizona) are the same as the internal laws of the State of California, and we express no opinion as to whether the internal laws of the State of Arizona are in fact the same as the internal laws of the State of California.
We advise you that (a) our opinion in Paragraph 10 with respect to the State of Delaware is based solely upon a review of Article 9 of the Delaware UCC (as defined below) as currently set forth in the UCC Reporter Digest for such State, as published by Matthew Bender & Company, Inc., and excludes any review of judicial or official decisions interpreting these sections or any other review; (b) our opinion in Paragraph 11 with respect to the State of Arizona is based solely upon a review of Article 9 of the Arizona UCC (as defined below) as currently set forth in the UCC Reporter Digest for such State, as published by Matthew Bender & Company, Inc., and excludes any review of judicial or official decisions interpreting these sections or any other review; and (c) our opinion in Paragraph 9 with respect to the NY UCC is based solely upon a review of Article 9 of the NY UCC as currently set forth in the UCC Reporter Digest for such State, as published by Matthew Bender & Company, Inc., and excludes any review of judicial or official decisions interpreting these sections or any other review.
We further call your attention to the fact that the Loan Agreements state that they are governed by New York law and that our opinions below are based on our assumption (with your permission) that the internal laws of the State of New York are the same as the internal laws of the State of California and would be applied to the Loan Agreements in a similar manner. We express no opinion as to whether the laws of the State of New York or the laws of the State of California, or the law of any other jurisdiction, would be held to govern the interpretation and enforcement of the Loan Agreements, nor as to whether the internal laws of the State of New York are in fact the same as the internal laws of the State of California nor as to whether they would be applied to the Loan Agreements in a similar manner.
Furthermore, we express no opinion with respect to compliance with any law, rule or regulation that as a matter of customary practice is understood to be covered only when an opinion refers to it expressly. Without limiting the generality of the foregoing, we express no opinion on local or municipal or regional law, antitrust, environmental, land use, safety, hazardous material, securities, tax, margin, antiterrorism, money laundering, or investment company laws, rules or regulations, or any patent, copyright, trademark or other intellectual property matter or the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto (and, for the avoidance of doubt, we express no opinion in respect of the creation or perfection of a security interest in any intellectual property) or on any local, municipal or regional law, rule or regulation requiring licenses, permits and approvals necessary for the conduct of the Company’s business. We expressly do not comment upon or render any opinion with respect to any documents contemplated by or referenced in or forms of which are attached to the Loan Agreements, other than the Loan Agreements themselves.
Based upon the foregoing and our examination of such matters of fact and questions of law as we have deemed advisable or appropriate for our opinion, and subject to the assumptions, exceptions, limitations and qualifications expressed in this opinion letter, it is our opinion that:
2.The Company is a corporation validly incorporated and in good standing under the laws of the State of Delaware. Each Guarantor Subsidiary is a corporation or limited liability company incorporated, organized or formed in, and in good standing under, such Guarantor Subsidiary's state of incorporation, organization or formation.
3.Each of the Loan Parties has the requisite corporate or limited liability company power and authority to own its properties and assets, and to carry on its business as, to our knowledge, it is presently conducted.

4.Each of the Loan Parties has the corporate or limited liability company power to enter into and perform its obligations under each of the Loan Agreements to which it is a party.
5.Each of the Loan Parties has taken all corporate or limited liability company action necessary to authorize the execution and delivery of, and the performance of its obligations under, each of the Loan Agreements to which it is a party; and each of the Loan Parties has duly executed and delivered the Loan Agreements to which it is a party.
6.Each of the Loan Agreements to which the Company or a Guarantor Subsidiary is a party is a valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, and other similar laws of general applicability relating to or affecting rights of creditors generally; and (b) general principles of equity, including, without limitation, concepts of materiality, commercial reasonableness, and good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.
7.The execution, delivery and performance of each of the Loan Agreements and consummation of the transactions contemplated thereby do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority of California, except such as have been obtained or made and are in full force and effect.
8.The execution and delivery by the Company and each respective Guarantor Subsidiary of the Loan Agreements to which it is a party do not, and the performance by it of its respective obligations under those Loan Agreements will not: (a) violate the Certificate of Incorporation or the Bylaws of the Company or the Articles or Certificate of Incorporation or Bylaws, or the Articles of Organization or the Certificate of Formation or the Operating Agreement, of such Guarantor Subsidiary; (b) result in a breach of or constitute a default under any Material Agreement listed on Exhibit A or result in the creation of a security interest in, or Lien upon, such Loan Party’s properties or assets under any Material Agreement listed on Exhibit A (other than, to the extent constituting Article 9 Collateral, in favor of the Administrative Agent); or (c) violate any applicable federal, Delaware corporate or California rule or regulation applicable to it.
9.To our knowledge, there is no action, suit, or proceeding against any Loan Party, or the property of any Loan Party, in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority, pending or overtly threatened in writing against any Loan Party (A) asserting the invalidity of any of the Loan Agreements or any document to be delivered by any Loan Party thereunder, or (B) seeking any determination or ruling that might reasonably be expected to materially and adversely affect (i) the performance by any Loan Party of its obligations under the Loan Agreements or any document to be delivered thereunder (other than simply by financially weakening such Loan Party), or (ii) the validity or enforceability of the Loan Agreements or any documents to be delivered thereunder.

10.The provisions of the Security Agreement are effective under the NY UCC to create in favor of the Administrative Agent a security interest in each Loan Party’s rights in such Loan Party’s Article 9 Collateral and in any identifiable cash proceeds thereof.
11.When and if, pre-bankruptcy, the Financing Statement naming the Company as the debtor attached as Exhibit B-1 is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of Delaware (the “Delaware UCC”)) in the Delaware Filing Office, under the provisions of the Delaware UCC the Administrative Agent’s security interest in the Company’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.
12.When and if, pre-bankruptcy, the Financing Statement naming Consumer Direct as the debtor attached as Exhibit B-2 is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of Arizona (the “Arizona UCC”)) in the Arizona Filing Office, under the provisions of the Arizona UCC the Administrative Agent’s security interest in Consumer Direct’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.
13.When and if, pre-bankruptcy, the Financing Statement naming Deckers Retail as the debtor attached as Exhibit B-3 is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of California (the “California UCC”)) in the California Filing Office, under the provisions of the California UCC the Administrative Agent’s security interest in Deckers Retail’s rights in its Filing Collateral and in identifiable cash proceeds thereof will be perfected.
14.Pursuant to Sections 9-301(2) and 9-305(a)(1) of the California UCC, the local law of the jurisdiction where certificated securities are actually located governs perfection of a possessory security interest in such securities. Assuming that, pre-bankruptcy, the Administrative Agent (in good faith and without notice of any liens, adverse claims or encumbrances other than the Company’s ownership interest therein and the Administrative Agent’s security interest therein) takes delivery and, after such taking of delivery, retains possession (as such terms are used in Section 8-301 and Section 9-313 of the California UCC) in the State of California of certificates in registered form representing the securities pledged to the Administrative Agent pursuant to the Security Agreement (the “Pledged Securities”), and further assuming the Pledged Securities are “securities” and are each duly indorsed to the Administrative Agent or in blank by an effective endorsement or are accompanied by undated stock powers with respect thereto duly indorsed to the Administrative Agent or in blank by an effective endorsement, the Administrative Agent’s security interest in the Company’s rights in the Pledged Securities will be perfected by “control” (within the meaning of the California UCC).
Our opinions are subject to the following additional qualifications:
1.We advise you that, on statutory or public policy grounds, waivers or limitations of the following may not be enforced: (i) broadly or vaguely stated rights, (ii) the benefits of statutory, regulatory or constitutional rights, (iii) unknown future defenses or unknown future rights, (iv) rights to one or more types of damages, and (v) indemnities.

2.We express no opinion regarding the enforceability of Section 9.03 of the Credit Agreement and similar provisions of the other sections of the Loan Agreements, relating to the payment of attorneys’ fees and costs, where such payment is contrary to law or public policy.
3.We express no opinion regarding the enforceability of Section 9.09 of the Credit Agreement and the provisions of the other sections of the Loan Agreements, which purports to establish a choice of law and/or fix the venue of proceedings relating to the Loan Agreements.
4.We express no opinion regarding the enforceability of Section 9.10 of the Credit Agreement and the provisions of the other sections of the Loan Agreements, which purport to waive the parties’ rights to a jury trial.
5.We express no opinion with respect to:
a.the priority of any security interest;
b.any provision of any Loan Agreement that purports to permit the Administrative Agent or any other person to sell or otherwise dispose of any Collateral subject thereto except in compliance with the NY UCC, any other applicable federal and state laws and any agreement governing such Collateral, or to impose on the Administrative Agent standards of care of Collateral in the Administrative Agent’s possession other than as provided in Section 9-207 of the NY UCC; or
c.Collateral consisting of real property, intellectual property, farm products, consumer goods, as-extracted collateral, commercial tort claims (as such terms are defined in the NY UCC) or timber to be cut, or Collateral which is subject to a state statute or a statute or treaty of the United States which provides for a certificate of title or national or international registration.
6.Other than the opinion in Paragraphs 10 through 14 above, our opinions do not include any opinion as to the perfection or perfectibility of, or the filings and other steps needed to perfect, any security interest or Lien.
7.We advise you that we have not made or undertaken to make any investigation as to the existence of or state of title to the Collateral and we express no opinion as to the existence, condition or location of, or title to, the Collateral.
8.We advise you of California statutory provisions and case law to the effect that a guarantor may be discharged, in whole or in part, if the beneficiary of the guaranty alters the obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair either the subrogation or reimbursement rights of the guarantor against the principal or the value of any collateral, fails to accord the guarantor the protections afforded a debtor under Division 9 of the California Uniform Commercial Code or otherwise takes any action that prejudices the guarantor, unless, in any such case, the guarantor has effectively waived such rights or the consequences of such action or has consented to such action. While we believe that a California court should hold that the explicit language contained in the Guaranty waiving such rights should be enforceable, we express no opinion with respect to the effect of: (i) any modification to or amendment of the obligations of the party whose obligations are being guaranteed that materially increases such obligations; (ii) any election of remedies by the Administrative Agent following the occurrence of an event of default under the Credit Agreement; or (iii) any other action by the Administrative Agent that materially prejudices a guarantor, if, in any such instance, such modification, election, or action occurs without notice to such guarantor and without granting to such guarantor an opportunity to cure any default by the party whose obligations are being guaranteed.
9.We advise you that principles of commercial reasonableness, materiality and good faith and fair dealing, as applied to the Loan Agreements, require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Loan Agreements and will preclude you from invoking penalties (including, if deemed to constitute a penalty, liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies) or other remedies for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.
10.We advise you that no security interest created by the Loan Agreements in a particular item of Collateral can be first perfected after the bankruptcy of the Loan Party which granted such security interest in such particular item of Collateral.
11.We advise you that Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
12.We express no opinion regarding the applicability or effect of Sections 544 and 548 of the U.S. Bankruptcy Code and Section 3439 et seq. of the California Civil Code or any other federal or state fraudulent transfer or similar law on the Loan Agreements.
13.We express no opinion regarding the effect upon the enforceability of the Loan Agreements of the sections of Article 9 of the applicable Uniform Commercial Code which impose procedural limitations on the exercise of remedies by a secured creditor.
14.We express no opinion as to any state or federal laws, rules or regulations applicable to the transactions contemplated by the Loan Agreements because of the nature of the business of any party thereto other than the Loan Parties.
15.We express no opinion with respect to:
(a)    the effect of applicable law providing that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;
(b)    provisions authorizing or validating conclusive or discretionary determinations;
(c)    grants of setoff rights;
(d)    provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety;

(e)    any provision of any Loan Document purporting to relieve the Administrative Agent or Lenders of liability for its own negligence or willful misconduct; and
(f)    provisions for the severability of provisions which are invalid for being violative of public policy.
16.We express no opinion with respect to enforceability under certain circumstances of:
(a)    any provisions prohibiting waivers of any terms of the Loan Agreements other than in writing, or prohibiting oral modifications thereof or modification by trade practice or course of conduct. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Loan Agreements;
(b)    any provisions to the effect that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;
(c)    any provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies; and
(d)    any provision seeking to establish evidentiary standards, disclaimers, liability limitations with respect to third parties, rights of third parties to enforce provisions of the Loan Documents, releases of legal or equitable rights, restraints on alienation or discharge of defenses.
17.We express no opinion as to the effect on or under the Material Agreements of: (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance (including without limitation compliance with the restricted payments covenant in the Cabrillo Guaranty (as defined in Exhibit A)), (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import or (iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that any of such Material Agreements is governed by the laws of any jurisdiction other than California, the opinion relating to those Material Agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those Material Agreements, and is further based on the result that would be obtained if a court were to apply the internal laws of the State of California (excluding conflicts of law principles) to the interpretation and enforcement of such Material Agreements.
18.We do not express any opinion with respect to the Commodity Exchange Act or any rule, regulation or order promulgated thereunder, any rule, regulation or order of the Commodity Futures Trading Commission, whether any of the Loan Parties are “eligible contract participants” (as defined in the Commodity Exchange Act), the enforceability of any keepwell, support or other agreement related to the foregoing, or the enforceability of any swap or any guarantee thereof by any Loan Party that is not an “eligible contract participant” (as defined in the Commodity Exchange Act).
19.We express no opinion in respect of, nor shall any of our opinions be construed to infer any statement by us in respect of, any intercreditor arrangements or agreements among the Lenders.
We call to your attention that the fact that the creation or enforceability of any security interest granted in lease receivables and other accounts receivable is subject (except as provided in Section 9-406 of the Delaware UCC and the California UCC, as applicable) to the rights of lessees and other account debtors, and the terms of any applicable leases or other contracts between the respective debtor and such lessees and other account debtors, and any claims or defenses of such lessees or other account debtors against the respective debtor arising under or outside such leases or other contracts. We also call to your attention the fact that (i) under Section 9-515 of the Delaware UCC the effectiveness of the Financing Statements will lapse five years after the date of filing thereof, and your security interests in such Filing Collateral will become unperfected, unless appropriate continuation statements are filed within six months prior to the end of such five-year period, (ii) perfection of security interests under Section 9-507(c) of the Delaware UCC in any collateral will be terminated as to any collateral acquired by any Loan Party more than four months after such Loan Party so changes its name that its Financing Statement becomes seriously misleading, unless an amendment indicating the new name is property filed and (iii) perfection of security interests will terminate upon the expiration of four months after any Loan Party changes its location to another jurisdiction unless such security interests are perfected in such new jurisdiction before the termination or expiration of the foregoing four-month period.
The foregoing opinions speak as of the date hereof only, and this letter may be relied upon solely by the Lenders and Administrative Agent for use in connection with the transactions contemplated by the Credit Agreement. The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person, nor may copies be delivered to any other person, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Loan Parties, the Loans or the Loan Agreements. We disclaim any obligation to advise you of any change of law that occurs, or any facts, circumstances, events or developments of which we become aware, after the date of this opinion letter, even if they would alter, affect or modify the opinion expressed herein.
This opinion letter is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in bar association reports.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: _________, _____
To:    JPMorgan Chase Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), Deckers Outdoor Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, National Association, as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                              of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
2.The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
3.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

Compliance Certificate

4.A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the knowledge of the undersigned during such fiscal period, each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
5.The analyses and information set forth on Schedule 2 attached hereto demonstrating compliance with Section 6.10 of the Agreement are true and accurate in all material respects on and as of the date of this Certificate.
6.No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement which has had an effect on such financial statements [except:__________ ].
IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of             ,         .
DECKERS OUTDOOR CORPORATION

By:
Name:
Title:

For the Quarter/Year ended ___________________(“Statement Date”)

Compliance Certificate

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 6.01 - Indebtedness.

A.
Indebtedness of the Company or any Subsidiary incurred pursuant to Section 6.01(e) of the Agreement to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and outstanding as of Statement Date:    $_________

Maximum permitted: $30,000,000

B.
Indebtedness (i) of any Person that becomes a Subsidiary after the Effective Date and (ii) consisting of earn-out or similar earnings sharing arrangements payments in respect of any Permitted Acquisition, in each case and permitted under Section 6.01(f) of the Agreement and outstanding as of Statement Date:    $_________

Maximum permitted: $20,000,000

C.	Unsecured Indebtedness of the Company outstanding pursuant to Section 6.01(i) of the Agreement as of Statement Date: $_________
Maximum permitted: $200,000,000

D.
Guarantees by the Company or Indebtedness of the Company related to purchases by Company or its Subsidiaries or their manufacturers of sheepskin in the ordinary course of business pursuant to which the tenor of the Company’s obligations exceeds 24 months as of the Statement Date:    $_________

Maximum permitted: $75,000,000

E.	Indebtedness of the Company related to any mortgage financing transaction with respect to the Company’s headquarters building as of the Statement Date: $_________
Maximum permitted: $72,000,000

F.	Indebtedness outstanding pursuant to Section 6.01(m) of the Agreement as of the Statement Date: $_________
Maximum permitted: $10,000,000

Compliance Certificate

G.	Unsecured Indebtedness of DBT and/or Deckers Shanghai outstanding pursuant to Section 6.01(n) of the Agreement as of the Statement Date: $_________
Maximum permitted: $25,000,000

H.
Indebtedness of any Foreign Subsidiary (other than a Designated Borrower and other than intercompany Indebtedness of a Foreign Subsidiary otherwise permitted under Section 6.01 (other than Section 6.01(o)) of the Agreement), and Guarantees by the Company or any Subsidiary (other than a Designated Borrower), outstanding pursuant to Section 6.01(o) of the Agreement, as of the Statement Date:    $_________

Maximum permitted: $50,000,000

II.	Section 6.04 - Investments.

A.	Loans and advances made by the Company and its Subsidiaries to their officers and employees in the ordinary course of business and outstanding as of Statement Date: $_________
Maximum permitted: $5,000,000

B.	Capital contributions to DBT and Deckers Shanghai since August 10, 2012: $_________
Maximum permitted: $40,000,000

C.
Loans and advances by any Loan Party to any non-wholly-owned Foreign Subsidiary or non-wholly-owned Domestic Subsidiary, purchases or other acquisitions by any Loan Party of the capital stock of any non-wholly-owned Foreign Subsidiary or non-wholly-owned Domestic Subsidiary and Guarantees by any Loan Party of Indebtedness or other obligations of any non-wholly-owned Foreign Subsidiary or non-wholly-owned Domestic Subsidiary since the Effective Date:     $_________

Maximum permitted: the greater of $50,000,000 and 5% of Consolidated Tangible Net Assets

D.	Other investments, loans, advances or Guarantees pursuant to Section 6.04(m) since Effective Date [1]

1Note: only permitted if both before and after giving effect to any such transaction, (i) the Company would be in compliance with Section 6.10 of the Agreement on a pro forma basis and (ii) the Company and its Subsidiaries on a consolidated basis would have an aggregate amount of cash and unused borrowing availability under the Commitments (to the

Compliance Certificate

extent that any such potential borrowing would not cause the Company to be in breach of Section 6.10(a) on a pro forma basis) of not less than $75,000,000.:    $_________
Maximum permitted: $35,000,000

III.	Section 6.06 - Restricted Payments. Restricted Payments made pursuant to Section 6.06(d) of the Agreement during Subject Quarter: $_________

IV.Section 6.10(a) - Total Adjusted Leverage Ratio.

A.	1. Consolidated Net Income for period (the “Subject Period”) of four fiscal quarters of the Company ending on Statement Date: $_________

1.	Consolidated Interest Expense for Subject Period: $_________

2.	The provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for Subject Period: $_________

3.	Depreciation and amortization expense for Subject Period: $_________

4.	Consolidated Rental Expense for Subject Period: $_________

5.	Non-cash share based compensation expense for Subject Period: $_________

6.	Other expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in Subject Period or any future period:

7.
Transaction expenses in connection with (x) this Agreement, the other Loan Documents, any Secured Cash Management Agreement, any Secured Hedge Agreement and the transactions contemplated hereby and thereby and (y) any acquisition, investment, asset sale, incurrence of Indebtedness or amendment to any debt facility which would be permitted under this Agreement, in each case, whether or not such transaction is consummated:    $_________

8.	To the extent included in calculating Consolidated Net Income, federal, state, local and foreign income tax credits of the Company and its Subsidiaries for Subject Period: $_________

9.	To the extent included in calculating Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period: $_________

Compliance Certificate

10.	Consolidated EBITDAR for the Subject Period (Lines IV.A.1 + IV.A.2 + IV.A.3 + IV.A.4 + IV.A.5 + IV.A.6 + IV.A.7 + IV.A.8 - IV.A.9 - IV.A.10): $_________

B.	Consolidated Total Debt as of Statement Date: $_________

C.	Total Adjusted Leverage Ratio ((sum of Line IV.B + (6 x Line IV.A.5) Line IV.A.11): to 1
Must be less than or equal to:                             3.25 to 1.00 2
2Maximum to be increased to 3.50 to 1.00 if a Specified Leveraged Acquisition has occurred during period of previous three fiscal quarters ending on Statement Date.

V.	Section 6.10(b) - Consolidated EBITDAR to sum of Consolidated Interest Expense plus Consolidated Rental Expense.

A.	Consolidated EBITDAR (Line IV.A.11)

B.	Consolidated Interest Expense for Subject Period: $_________

C.	Consolidated Rental Expense for Subject Period: $_________

D.	Line V.A sum of Line V.B + Line V.C: to 1
Must be greater than:                             2.25 to 1.00

VI.	Section 6.12 - Capital Expenditures.

A.	Capital Expenditures made by the Company and its Subsidiaries during fiscal year of the Company to date as of Statement Date: $_________
Maximum permitted:3
3If Total Adjusted Leverage Ratio is less than 2.75 to 1 as of Statement Date, insert “No maximum”; otherwise, insert “$110,000,000                           $_________

Compliance Certificate

EXHIBIT D

SECOND AMENDED AND RESTATED GUARANTY
THIS SECOND AMENDED AND RESTATED GUARANTY (“Guaranty”), dated as of November 13, 2014, is executed and delivered by Deckers Outdoor Corporation, a Delaware corporation (the “Company”), each Domestic Subsidiary (as defined in the Credit Agreement referred to below) of the Company listed on the signature pages hereof and, as required by the Credit Agreement (as defined below), any future Domestic Subsidiary that executes and delivers a Joinder hereto (each a “Guarantor Subsidiary” and, collectively with the Company, the “Guarantors”), in favor of the Lenders, the Issuing Lender, the Swingline Lender, the Cash Management Banks, the Hedge Banks and JPMorgan Chase Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”, and collectively with the Lenders, the Cash Management Banks and the Hedge Banks, the “Secured Parties”) for the Lenders.
WHEREAS, the Lenders and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended, supplemented, modified or restated from time to time, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Company and certain Subsidiaries of the Company that may be designated as additional borrowers thereunder (each, a “Designated Borrower” and, together with the Company, the “Borrowers”), pursuant to which the Lenders have, among other things, and subject to the terms and conditions set forth in the Credit Agreement, agreed (a) to amend and restate that certain Amended and Restated Credit Agreement, dated as of August 10, 2012 (as amended, the “Existing Credit Agreement”), and (b) to make Loans and Letters of Credit available to the Borrowers;
WHEREAS, certain Hedge Banks and Cash Management Banks are party to and may hereafter enter into Secured Hedge Agreements and Secured Cash Management Agreements with the Loan Parties;
WHEREAS, the Guarantor Subsidiaries are party to that certain Amended and Restated Guaranty, dated as of August 10, 2012 (the “Existing Guaranty”), pursuant to which certain Guarantors and certain other guarantors have guaranteed all of the obligations of the Company under or in connection with the Existing Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements;
WHEREAS, each of the Guarantors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, the Secured Hedge Agreements and the Secured Cash Management Agreements;

NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to make the credit extensions contemplated under the Credit Agreement, the Guarantors hereby agree, jointly and severally, to amend and restate the Existing Guaranty in its entirety as follows:
1.    Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, supplements or restatements thereto or thereof, as applicable: the Loan Documents; the Credit Agreement; and this Guaranty. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Parties or any Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantors, Secured Parties, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Secured Parties and Guarantors.
2.    Guarantied Obligations. Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guaranties to Secured Parties, as and for its own debt, until the same have been Paid in Full, the due and punctual payment of all Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.
“Guarantied Obligations” means (a) with respect to the Company, the due and punctual payment of the Obligations of the Guarantor Subsidiaries in respect of Secured Cash Management Agreements and Secured Hedge Agreements and the due and punctual payment of the Obligations of the Designated Borrowers, and (b) with respect to each Guarantor Subsidiary, each other Loan Party’s due and punctual payment of the Obligations; provided, however that the Guarantied Obligations shall exclude any Excluded Swap Obligations.
“Paid in Full” means (i) termination of the Commitments, (ii) final and indefeasible payment in full of all Obligations (other than (x) any contingent indemnification obligation or similar contingent obligation not yet due and payable and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements that are subject to cash collateral or other similar credit support reasonably satisfactory to each applicable Cash Management Bank and Hedge Bank) and (iii) the expiration or termination or cash collateralization of all Letters of Credit.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Guarantor becomes or would become effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
Each Guarantor represents and warrants to Secured Parties that (i) this Guaranty has not been given with an intent to hinder, delay or defraud any creditor of such Guarantor; (ii) such Guarantor is not engaged, or about to engage, in any business or transaction for which its assets (other than those necessary to satisfy its obligations under this Guaranty) are unreasonably small in relation to the business or transaction, nor does such Guarantor currently intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they become due; and (iii) such Guarantor is not insolvent at the time it gives this Guaranty, and the giving of this Guaranty will not result in such Guarantor’s becoming insolvent. Each Guarantor hereby covenants and agrees that, as long as this Guaranty remains in effect, such Guarantor (i) shall incur no indebtedness beyond its ability to repay the same in full in accordance with the terms thereof; and (ii) shall not take any action, or suffer to occur any omission, which could be reasonably likely to give rise to a claim by any third party to set aside this Guaranty, or in any manner materially impair Secured Parties’ rights and privileges hereunder or thereunder.
3.    Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations (unless the Guarantied Obligations have been Paid in Full or unless the sale of such Guarantor as permitted by Section 19 hereof has occurred). If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Secured Parties, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Secured Parties in existence on the date of such revocation, (d) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of such revocation, shall reduce the maximum obligation of such Guarantor hereunder, and (e) any payment by any Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligations of such Guarantor hereunder.
4.    Performance under this Guaranty. In the event that any Borrower fails to make any payment of any Guarantied Obligations that are owed by it (it being understood and agreed that the Obligations of the Designated Borrowers are several and not joint) on or before the due date thereof (subject to applicable grace periods, if any), each Guarantor immediately shall cause such payment to be made.
5.    Primary Obligations. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law. Each Guarantor agrees that it is directly, jointly and severally with each other Guarantor, liable to Secured Parties, that the obligations of such Guarantor hereunder are independent of the obligations of the Company or any other Guarantor, and that a separate action may be brought against such Guarantor, whether such action is brought against the Company or another Guarantor or whether the Company or any such other Guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Secured Parties of whatever remedies they may have against the Company or any other Guarantor, or the enforcement of any lien or realization upon any security Secured Parties may at any time possess. Each Guarantor agrees that any release which may be given by Secured Parties to the Company or any other Guarantor shall not release such Guarantor. Each Guarantor consents and agrees that Secured Parties shall be under no obligation to marshal any property or assets of the Company or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.
6.    Waivers.
(a)    To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Administrative Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory note or any other instrument; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to a Guarantor under this Guaranty or any other Loan Document to which such Guarantor is party) and demands to which such Guarantor might otherwise be entitled.
(b)    To the fullest extent permitted by applicable law, each Guarantor waives the right by statute or otherwise to require Secured Parties to institute suit against any Borrower or to exhaust any rights and remedies which Secured Parties have or may have against any Borrower. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to Secured Parties by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been Paid in Full) of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower in respect thereof.
(c)    To the maximum extent permitted by law, each Guarantor hereby waives: (i) any rights to assert against Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any Borrower or any other party liable to Secured Parties; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of sufficiency, validity, or enforceability of the Guarantied Obligations, other than the defense that the Guarantied Obligations have been Paid in Full; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Secured Parties; (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and (v) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of Guarantor hereunder, other than the defense that the Guarantied Obligations have been Paid in Full. Notwithstanding the foregoing, this Section 6(c) shall not be deemed to waive any portion of any right of subrogation, reimbursement, contribution or indemnification or similar right that would not be waived pursuant to the provisions of Section 6(e).
(d)    WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES THAT MAY BE DERIVED FROM OR AFFORDED BY LAW WHICH LIMITS THE LIABILITY OF OR EXONERATES GUARANTIES OR SURETIES OR REQUIRES SECURED PARTIES TO EXHAUST REMEDIES AGAINST THE BORROWER PRIOR TO COMMENCING ANY ACTION OR FORECLOSURE AGAINST SUCH GUARANTOR OR ITS PROPERTIES INCLUDING, WITHOUT

LIMITATION, THE BENEFITS OF CALIFORNIA CIVIL CODE §§2787 THROUGH AND INCLUDING §2855, CALIFORNIA CIVIL CODE §§2899 AND 3433, CALIFORNIA CODE OF CIVIL PROCEDURE §§580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE, AND ANY SUCCESSOR PROVISIONS OF SUCH SECTIONS, OR ANY SIMILAR LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER APPLICABLE JURISDICTION.
WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY SECURED PARTY, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED SUCH GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ANY BORROWER BY THE OPERATION OF APPLICABLE LAW INCLUDING §580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER APPLICABLE JURISDICTION.
(e)    (1) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document, until the Guarantied Obligations have been Paid in Full, each Guarantor hereby waives with respect to each Borrower and its respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Guarantor may have or hereafter acquire against any Borrower or any other party in connection with or as a result of any Borrower’s execution, delivery and/or performance of the Credit Agreement or any other Loan Document. Each Guarantor agrees that it shall not have or assert any such rights against any Borrower or any Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Guarantor by any Borrower (as borrower or in any other capacity) or any other Person until the Guarantied Obligations have been Paid in Full. Each Guarantor hereby acknowledges and agrees that this waiver is intended to benefit the Secured Parties and shall not limit or otherwise affect any Borrower’s liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.
(2)    To the extent any waiver of subrogation contained in subparagraph (e)(1) is unenforceable, each Guarantor shall, until the Guarantied Obligations shall have been Paid in Full, withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guarantied Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Secured Parties, and (b) any right of contribution such Guarantor may have against any other Guarantor (including without limitation any such right of contribution). Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights the Secured Parties may have against any Borrower, to all right, title and interest the Secured Parties may have in any such collateral or security, and to any right the Secured Parties may have against such other Guarantor. During the continuance of an Event of Default, the Administrative Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantors may have shall terminate. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with Section 12 of this Guaranty.
7.    Releases. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, Secured Parties may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Credit Agreement or any of the other Loan Documents or may grant other indulgences to any Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other Guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations (including any collateral) or any other guaranty of the Guarantied Obligations, or any portion thereof.
8.    No Election. Secured Parties shall have the right to seek recourse against any Guarantor to the fullest extent provided for herein and no election by Secured Parties to proceed in one form of action or proceeding, or against any Guarantor or other party, or on any obligation, shall constitute a waiver of Secured Parties’ right to proceed in any other form of action or proceeding or against any other Guarantor or other parties unless Secured Parties have expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Secured Parties under any document or instrument evidencing the Guarantied

Obligations shall serve to diminish the liability of Guarantors under this Guaranty except to the extent that Secured Parties finally and unconditionally shall have realized indefeasible payment by such action or proceeding.
9.    Indefeasible Payment. The Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Secured Parties are no longer subject to any right on the part of any person whomsoever, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed under any Debtor Relief Law or otherwise) of any Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Secured Parties is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and each Guarantor shall be liable for the full amount Secured Parties are required to repay plus any and all costs and expenses (including attorneys’ fees) paid by Secured Parties in connection therewith.
10.    Financial Condition of Borrowers. Each Guarantor represents and warrants to Secured Parties that it is currently informed of the financial condition of each Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to Secured Parties that it has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents. Each Guarantor hereby covenants that it will continue to keep itself informed of each Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.
11.    Subordination. Each Guarantor hereby agrees that after the occurrence and during the continuance of a bankruptcy Event of Default or an Event of Default in respect of which the Administrative Agent has notified the Company that it intends to exercise remedies, any and all present and future indebtedness of each Borrower owing to such Guarantor shall be postponed in favor of and subordinated to payment in full of the Guarantied Obligations. Each Guarantor agrees that amounts paid over to Secured Parties pursuant to the subordination provisions of this Section 11 shall be separate and apart from, and shall not be credited to, the liability of such Guarantor pursuant to Section 2.
12.    Payments; Application. All payment to be made hereunder by any Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without setoff, deduction (whether for Taxes or otherwise) or counterclaim. All payments made by any Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys’ fees) incurred by Secured Parties in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Secured Parties constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

13.    Attorneys’ Fees and Costs. Each Guarantor agrees to pay, on demand, all reasonable attorneys’ fees and all other reasonable costs and expenses which may be incurred by Secured Parties in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.
14.    Notices. All notices and other communications provided to any party hereto under this Guaranty shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.
If to Deckers
Consumer Direct
Corporation:
Deckers Consumer Direct Corporation
123 N. Leroux Street
Flagstaff, AZ 86001

If to any other
Guarantor:
Deckers Outdoor Corporation
250 Coromar Drive
Goleta, CA 93117
Attention: Chief Financial Officer
Facsimile: (805) 880-0445
With a copy to: Legal Department

If to Secured Parties:
JPMorgan Chase Bank, National Association
Loan and Agency Services Group
10 South Dearborn Street, 7th Floor
Chicago, Illinois 60603-2003
Attention: Wholesale Loan Agency Group
Facsimile: (888) 292-9533
Email: jpm.agency.servicing.4@jpmchase.com
With a copy to:
Mayer Brown LLP
350 South Grand Avenue
25th Floor
Los Angeles, California 90071
Attention: Brian E. Newhouse, Esq.
Facsimile: (213) 625-0248

15.    Cumulative Remedies. No remedy under this Guaranty, under the Credit Agreement or any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement or any other Loan Document, and those provided by law. No delay or omission by Secured Parties to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Secured Parties to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.
16.    Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Guarantor (the “Affected Guarantor”), automatically and without any further action being required of the Affected Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that can be incurred under applicable law by the Affected Guarantor without rendering the obligations of the Affected Guarantor under this Guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Affected Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Affected Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Affected Guarantor under this Guaranty shall not be rendered voidable under applicable law.
17.    Entire Agreement; Amendments. This Guaranty constitutes the entire agreement among each Guarantor and Secured Parties pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Administrative Agent. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

18.    Successors and Assigns. Subject to the terms of the Credit Agreement, this Guaranty shall be binding on each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Secured Parties; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Secured Parties’ prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Secured Parties in accordance with the terms of the Credit Agreement, the rights and benefits herein conferred upon Secured Parties shall automatically extend to and be vested in such assignee or other transferee.
19.    Discharge of Guaranty upon Sale of Guarantor. Pursuant to Section 8.02 of the Credit Agreement, if any Guarantor shall cease to be a Subsidiary of the Company as the result of a transaction permitted under the Credit Agreement, the Administrative Agent shall release such Guarantor from this Guaranty and shall, at the Company’s expense, execute and deliver to such Guarantor such documents as such Guarantor may reasonably request to evidence the release of such Guarantor from its obligations hereunder.
20.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF EACH GUARANTOR AND SECURED PARTIES, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR AND EACH SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR AND EACH SECURED PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
21.    Joint and Several Liability. The liability of the Guarantors hereunder shall be joint and several.
22.    Keepwell Agreement. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 22 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 22 shall remain in full force and effect until this Guaranty is terminated, or such Qualified ECP Guarantor is released from its obligations hereunder, in either case in accordance with Section 19. Each Qualified ECP Guarantor intends that this Section 22 constitute, and this Section 22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
23.    California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Loan Document, (a) the parties agree, and hereby agree to advise the applicable court, that the adjudication of any such action or proceeding (and all related claims) shall be made pursuant to California Code of Civil Procedure Section 638 by a referee (who shall be a single active or retired judge) who shall hear and determine all of the issues in such action or proceeding (whether of fact or of law) and report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 13, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Guaranty as of the day and year first written above.
DECKERS OUTDOOR CORPORATION, a Delaware corporation

By:
Name:
Title:
DECKERS CONSUMER DIRECT CORPORATION, an Arizona corporation

By:
Name:
Title:
DECKERS RETAIL, LLC, a California limited liability company

By:
Name:
Title:

JOINDER TO GUARANTY
This Joinder to Guaranty (this “Joinder”), dated as of __________, 20__, relates to the Second Amended and Restated Guaranty dated as of November 13, 2014 (as amended to date, the “Guaranty”), among Deckers Outdoor Corporation (the “Company”) and certain Domestic Subsidiaries of the Company, parties thereto as Guarantors (collectively the “Guarantors”) in favor of the Lenders, the Cash Management Banks, the Hedge Banks and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”).
In compliance with Section 5.09 of the Second Amended and Restated Credit Agreement dated as of November 13, 2014 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”) among the Company, the Designated Borrowers, the Administrative Agent and the Lenders, ____________ (the “Additional Guarantor”) hereby agrees as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement):
1.    Joinder. The Guaranty is hereby amended to add as a party, and more specifically, as a Guarantor, thereunder, the Additional Guarantor.
2.    Representations and Warranties. The Additional Guarantor represents and warranties to the Administrative Agent and the Lenders that each of the representations and warranties of a Guarantor contained in the Guaranty is hereby made by the Additional Guarantor as of the date hereof and is true and correct in all material respects as to the Additional Guarantor as of the date hereof.
3.    Additional Guarantor as Guarantor. The Additional Guarantor assumes all of the obligations and liabilities of a Guarantor under the Guaranty, agrees to be bound thereby as if the Additional Guarantor were an original party to the Guaranty and shall be a Guarantor for all purposes under the Loan Documents.
4.    Effectiveness. This Joinder shall become effective on the date hereof upon the execution hereof by the Additional Guarantor and the Administrative Agent and delivery hereof to the Administrative Agent.

5.    Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.
[Name of Additional Guarantor]

By:
Name:
Title:
Notice Address:

Attention:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT E

SECOND AMENDED AND RESTATED SECURITY AGREEMENT
THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) dated as of November 13, 2014 is among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), each Domestic Subsidiary (as defined in the Credit Agreement referred to below) of the Company listed on the signature pages hereof, each other person or entity which from time to time becomes a party hereto (collectively, including the Company, the “Grantors” and individually each a “Grantor”) and JPMorgan Chase Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined below).
W I T N E S S E T H:
WHEREAS, the Company, certain Subsidiaries of the Company party thereto from time to time as Designated Borrowers (collectively with the Company, the “Borrowers”), various financial institutions party thereto from time to time (the “Lenders”) and the Administrative Agent are party to that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have, among other things, and subject to the terms and conditions set forth in the Amended and Restated Credit Agreement, agreed (a) to amend and restate that certain Credit Agreement, dated as of August 10, 2012 (as amended, the “Existing Credit Agreement”), and (b) to make Loans and Letters of Credit available to the Borrowers;
WHEREAS, certain Hedge Banks and Cash Management Banks are party to and may hereafter enter into Secured Hedge Agreements and Secured Cash Management Agreements with the Loan Parties;
WHEREAS, the Company and certain Domestic Subsidiaries have guaranteed the Guarantied Obligations (as defined in the Guaranty) under or in connection with the Credit Agreement, including all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements pursuant to a Second Amended and Restated Guaranty dated as of even date herewith (the “Guaranty”);
WHEREAS, each of the Grantors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, the Secured Hedge Agreements and the Secured Cash Management Agreements;
WHEREAS, each of the Grantors is party to that certain Amended and Restated Security Agreement, dated as of August 10, 2012 (the “Existing Security Agreement”), pursuant to which the Grantors have granted security interests in favor of the Administrative Agent to secure obligations of the Borrowers under the Credit Agreement, of the Guarantors under the Existing Guaranty (as defined in the Guaranty) and of the Loan Parties under Secured Hedge Agreements and Secured Cash Management Agreements; and
WHEREAS, the obligations of the Company under the Credit Agreement, the Secured Hedge Agreements, the Secured Cash Management Agreements and the other Loan Documents and the obligations of the other Grantors under the Guaranty are to continue to be secured pursuant to this Agreement;
NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Security Agreement in its entirety as follows:
Section 1.Definitions. When used herein (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Equipment, Fixture, General Intangibles, Goods, Instrument, Inventory, Investment Property, Proceeds, Security, Securities Account, Security Entitlement and Uncertificated Security have the meanings assigned to such terms in the UCC; (b) capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):
“Administrative Agent” is defined in the introductory paragraph.
“Agreement” is defined in the introductory paragraph.
“Assignee Deposit Account” is defined in Section 4 hereof.
“Borrowers” is defined in the recitals.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s office is located.
“Collateral” means, with respect to any Grantor, all property and rights of such Grantor in which a security interest is granted hereunder.
“Company” is defined in the introductory paragraph.
“Computer Hardware and Software” means, with respect to any Grantor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Grantor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Grantor; and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.
“Cost Sharing Agreement” means that certain Second Amended and Restated Cost Sharing Agreement between the Company and Deckers International Limited, dated as of May 26, 2011, as the same may be amended, restated or otherwise modified from time to time, and any future cost sharing arrangement within the meaning of Treasury Reg. § 1.482-7T(b) entered into between the Company and Deckers International Limited.
“Costs and Expenses” means, with respect to any Grantor, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent in connection with (i) the execution, delivery and performance of this Agreement by such Grantor, (ii) protecting, preserving or maintaining any Collateral of such Grantor, (iii) collecting the Liabilities of such Grantor and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral of such Grantor.
“Credit Agreement” is defined in the recitals.
“Default” means the occurrence and continuance of any of the following events: (i) any Event of Default or (ii) any warranty of any Grantor herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent’s security interest in any material portion of the Collateral (of all Grantors taken as a whole) is not perfected or the Administrative Agent’s rights and remedies with respect to any material portion of the Collateral of all Grantors (taken as a whole) is materially impaired or otherwise materially adversely affected.
“Excluded Assets” is defined in Section 2 hereof.
“Existing Credit Agreement” is defined in the recitals.
“Existing Security Agreement” is defined in the recitals.
“Grantor” is defined in the introductory paragraph.
“Guaranty” is defined in the recitals.
“Intellectual Property” means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon within the United States; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued within the United States and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; license agreements related to any of the foregoing set forth in this definition and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing set forth in this definition; the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition; and all common law and other rights within the United States in and to all of the foregoing.
“Lenders” is defined in the recitals.
“Liabilities” means (a) with respect to the Company, all Obligations of the Company to any Secured Party under the Credit Agreement or any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement and the Guarantied Obligations (as defined in the Guaranty) applicable to the Company, (b) with respect to each Grantor other than the Company, all Guarantied Obligations (as defined in the Guaranty) of such Grantor under the Guaranty and all Obligations of such Grantor under any Secured Hedge Agreement or any Secured Cash Management Agreement, and (c) with respect to each Grantor, all Costs and Expenses payable by such Grantor.
“Non-Tangible Collateral” means, with respect to any Grantor, collectively, such Grantor’s Accounts and General Intangibles.
“Owned Intellectual Property Collateral” means all Intellectual Property that is necessary for or used in the conduct of each Grantor’s business as it is currently conducted that is (a) not licensed to a Grantor pursuant to a license set forth on Schedule IV and (b) not in the public domain.
“Paid in Full” means (i) termination of the Commitments, (ii) payment in full of all Obligations (other than (x) any contingent indemnification obligation or similar contingent obligation not yet due and payable and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements that are subject to cash collateral or other similar credit support reasonably satisfactory to each applicable Cash Management Bank and Hedge Bank) and (iii) the expiration or termination or cash collateralization of all Letters of Credit.
“Permitted Liens” is defined in Section 3 hereof.
“Permitted Unpledged Account” means, with respect to any Grantor, any Deposit Account of such Grantor that is used solely as a payroll or related employee benefit or deferred employee compensation account or a disbursement account (to the extent that funds promptly are disbursed from such account and are not in such disbursement account for longer than one day).
“Secured Party” means the Administrative Agent, each Lender, each Cash Management Bank and each Hedge Bank.
“UCC” means the Uniform Commercial Code as in effect in the State of California on the date of this Agreement, as the same may be amended from time to time.

Section 2.    Grant of Security Interest. As security for the payment of all Liabilities, each Grantor hereby assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in, the following, whether now or hereafter existing or acquired:
All of such Grantor’s:

(i)	Accounts;

(ii)	Chattel Paper;

(iii)	Commercial Tort Claims;

(iv)
Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(v)	Deposit Accounts (other than Permitted Unpledged Accounts);

(vi)	Documents;

(vii)	General Intangibles;

(viii)
Goods (including, without limitation, all its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(ix)	Instruments;

(x)	Intellectual Property;

(xi)	Investment Property;

(xii)	Letter-of-Credit Rights and letters of credit (as such term is defined in the UCC);

(xiii)	money (as such term is defined in the UCC) in the United States;

(xiv)	to the extent not included in the foregoing, other personal property of any kind or description;

(xv)
to the extent not included in the foregoing, all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defects or infringements of rights in, or damage to, any of the foregoing; and

(xvi)	all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.
Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (i) any of such Grantor’s rights or interests in any lease, license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under, or create a right of termination in favor of any party thereto (other than a Grantor) in respect of, any lease, license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including any Debtor Relief Law) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (ii) any property and assets the pledge of which would violate applicable law, or require any contractual third party consent or governmental consent, approval, license or authorization (but only to the extent that, and for so long as, such requirement for consent, approval, license or authorization is not rendered ineffective pursuant to the UCC or any other applicable law (including any Debtor Relief Law) or principles of equity), (iii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (iv) any real property leasehold, (v) more than 65% of the voting Equity Interests of any Foreign Subsidiary or FSHCO or (vi) so long as the Cost Sharing Agreement shall remain in full force and effect, any right to use outside of the United States such Grantor’s Intellectual Property that is subject to the Cost Sharing Agreement. Any rights, assets, interests or properties excluded from the Collateral pursuant to this paragraph shall be referred to herein as the “Excluded Assets”.
Section 3.    Warranties. Each Grantor warrants that: (i) such Grantor shall take no action to cause or permit any financing statement (other than any which may have been filed on behalf of the Administrative Agent or in connection with Permitted Liens (as defined below)) covering any of the Collateral to be on file in any public office; (ii) such Grantor is and will be the lawful owner of its interest in all Collateral except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, free of all Liens whatsoever, other than the security interest hereunder and Liens expressly permitted by the Credit Agreement (“Permitted Liens”), with full corporate power and authority to execute this Agreement and perform such Grantor’s obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) such Grantor’s true legal name as registered in the jurisdiction in which such Grantor is organized or incorporated, state of incorporation or organization, organizational identification number as designed by the state of its incorporation or organization, federal employee identification number, chief executive office, and principal place of business are, as of the Effective Date, as set forth on Schedule I hereto; (iv) as of the Effective Date, each other location where such Grantor maintains a place of business or locates Goods with a value in excess of $3,000,000 is set forth on Schedule II hereto; (v) except as disclosed on Schedule III, such Grantor is not known as of the date of this Agreement and during the five years preceding the date hereof has not previously been known by any trade name; (vi) except as disclosed on Schedule III, during the five years preceding the date hereof such Grantor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Grantor been the subject of any merger or other corporate reorganization; and (vii) as of the Effective Date, Schedule IV hereto contains a complete listing of all of such Grantor’s Intellectual Property which has been registered under any United States federal registration statute.
Section 4.    Collections, etc. Until such time during the existence of a Default as the Administrative Agent shall notify such Grantor of the revocation of such power and authority, each Grantor (a) will, at its own expense, endeavor to collect, consistent with past practice, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as such Grantor may deem advisable in the exercise of its business judgment , and (b) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Administrative Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon reasonable request of the Administrative Agent during the existence of a Default, each Grantor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.
Upon reasonable request by the Administrative Agent during the existence of a Default, (i) each Grantor will forthwith, upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by such Grantor at any time in full or partial payment or otherwise as proceeds of any of the Collateral, and (ii) except as the Administrative Agent may otherwise consent in writing, any such items which may be so received by any Grantor during the existence of a Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent. Each Grantor will comply with the terms and conditions of any consent given by the Administrative Agent pursuant to the foregoing sentence.
During the existence of a Default, (i) all items or amounts which are delivered by any Grantor to the Administrative Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) under which the Administrative Agent is the depositary bank of such Grantor, as security for payment of the Liabilities, and (ii) no Grantor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Administrative Agent may, from time to time, in its reasonable discretion, and shall upon reasonable request of the applicable Grantor, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as the Administrative Agent may determine, and the Administrative Agent may, from time to time, in its reasonable discretion, release all or any of such balance to the applicable Grantor.
During the existence of a Default, the Administrative Agent is authorized to endorse, in the name of the applicable Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.
From and after the date that is 90 days after the Administrative Agent or the Required Lenders shall so request (it being understood and agreed that the Administrative Agent and the Required Lenders shall have such right to make such request only at such time that the Revolving Credit Exposure exceeds $200,000,000 or when a Default is then continuing), no Grantor shall maintain any Deposit Account or deposit any items or amounts in any Deposit Account, except: (i) Deposit Accounts maintained with the Administrative Agent, (ii) other Deposit Accounts of the Grantors for which account control agreements with the Administrative Agent are in effect or that are swept into concentration accounts maintained with the Administrative Agent or for which account control agreements with the Administrative Agent are in place, (iii) Permitted Unpledged Accounts, (iv) other Deposit Accounts with an aggregate amount on deposit not to exceed $2,000,000, and (v) as otherwise permitted by the Credit Agreement.
Section 5.    Certificates, Schedules and Reports. Each Grantor will from time to time deliver to the Administrative Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Grantor in full or partial payment of any of the Collateral, as the Administrative Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Grantor and shall be in such form and detail as the Administrative Agent may reasonably specify. Each Grantor shall promptly notify the Administrative Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which could reasonably be expected to result in a Material Adverse Effect, and such notice shall specify the amount of such loss or depreciation.
Section 6.    Agreements of the Grantors. Each Grantor (a) will, upon reasonable request of the Administrative Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Administrative Agent) and do such other acts and things (including, without limitation, delivery to the Administrative Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b) hereby authorizes the Administrative Agent to file financing statements describing the collateral as “all property” or words of similar import, and to file other documents without its signature (to the extent allowed by applicable law); (c) on and as of the date of delivery of each supplement to Schedule II hereto, will have all its Inventory, Equipment and all other Goods, in each case with a value in excess of $3,000,000, at, and will not have any place of business or any such Goods in excess of such amounts at any location (other than items that are in-transit, items that are at a trade show, items that are out for repair and other ordinary course temporary changes in location) other than its address(es) shown on Schedules I and II hereto as so supplemented (it being understood and agreed that the Grantors may supplement such schedules from time to time and any violation of the foregoing not caused in bad faith or with an intent to circumvent the provisions of this Agreement shall not be a Default hereunder or under any other Loan Document if such schedules are updated quarterly with any changes thereto in existence at the end of such quarter); (d) shall not change its state of organization or incorporation or its name, identity or organizational structure such that any financing statement filed to perfect the Administrative Agent interests under this Agreement would become seriously misleading, unless the Grantor shall have given the Administrative Agent not less than 10 days’ prior notice (or such lesser period of time as the Administrative Agent may agree in its reasonable discretion) of such change (provided that this Section 6(d) shall not be deemed authorize any change or transaction prohibited under the Credit Agreement); (e) will furnish the Administrative Agent such information concerning such Grantor, the Collateral and the Account Debtors as the Administrative Agent may from time to time reasonably request; (f) will, upon the reasonable request of the Administrative Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Administrative Agent, of the security interest of the Administrative Agent hereunder; (g) except as permitted by the Credit Agreement, will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Administrative Agent; (h) will at all times keep all its Inventory and other Goods insured as required by Section 5.05 of the Credit Agreement, and all property and liability policies (with the exception of liability and fiduciary policies relating to directors and officers) shall show, or have endorsements showing, Administrative Agent as an additional insured or “loss payee”; (i) will, upon the reasonable request of the Administrative Agent, (1) cause to be noted on the applicable certificate, in the event any material item of its Equipment is covered by a certificate of title, the security interest of the Administrative Agent in the Equipment covered thereby and (2) deliver all such certificates to the Administrative Agent or its designees; (j) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in all material portions of the Collateral, other than such Collateral that is sold, assigned, transferred or otherwise disposed if such sale, assignment, transfer or disposition is not prohibited by the Credit Agreement; (k) except as permitted by the Credit Agreement, will keep all of the tangible Collateral, Deposit Accounts and Investment Property in the continental United States; (l) will update Schedule IV to provide a complete listing of all Grantors’ Intellectual Property which has been registered under any United States federal registration statute from time to time but no less frequently than annually; and (m) will reimburse the Administrative Agent for all reasonable out-of-pocket expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Administrative Agent in seeking to collect or enforce any rights in respect of such Grantor’s Collateral.
Any out-of-pocket expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Grantor. Whenever a Default shall be existing, the Administrative Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses (in each case, solely if such Intellectual Property or licenses constitute Collateral) thereunder, in which event the applicable Grantor shall at the request of the

Administrative Agent do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all reasonable costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6, except to the extent any of the foregoing result from the gross negligence or willful misconduct of the Administrative Agent. Notwithstanding the foregoing, except as set forth in Section 8, the Administrative Agent shall have no obligations or liabilities regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.
Section 7.    As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:
(a)    Grantors shall not perform or fail to perform any act whereby any material Owned Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable, unless such Grantor (A) reasonably and in good faith determines that the relevant Owned Intellectual Property Collateral is no longer material to the Grantor’s business as it is then currently conducted, or (B) reasonably and in good faith determines that the maintenance of such Owned Intellectual Property Collateral would be commercially impracticable.
(b)    On the date of this Agreement, each Grantor has delivered to the Administrative Agent a duly executed Patent Security Agreement, Trademark Security Agreement or Copyright Security Interest in the form of Exhibit A, Exhibit B or Exhibit C, as applicable (collectively, the “IP Agreements”), with respect to all Intellectual Property constituting Collateral that is registered (or for which an application for registration is pending) with the United States Patent and Trademark Office or the United States Copyright Office. Concurrently with any supplement to Schedule IV, in the event that any Grantor has filed any new application to register any Intellectual Property, or has obtained any ownership interest in any Intellectual Property, in each case, since the most recent date on which such financial statements were delivered and only with respect to Intellectual Property that is registered (or for which an application for registration is pending) with the United States Patent and Trademark Office or the United States Copyright Office and only with respect to Intellectual Property constituting Collateral, each Grantor hereby authorizes the Administrative Agent to modify this Agreement or the IP Agreements after obtaining such Grantor’s written approval of or signature to such modification by amending Schedule IV (as such schedule may be amended or supplemented from time to time) or such IP Agreements to include reference to such new application, registration or ownership interest, and each Grantor that has not executed an applicable IP Agreement shall deliver to the Administrative Agent a duly executed IP Agreement with respect to such new application, registration or ownership interest. In each case, upon the reasonable request of the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent any other document required to acknowledge or register, record or perfect the Administrative Agent’s interest in any part of such item of Intellectual Property unless such Grantor shall determine in good faith using its commercially reasonable business judgment that (x) any such Intellectual Property is not material to the business of the Company and its Subsidiaries, taken as a whole and (y) the loss of such Intellectual Property would not reasonably be expected to have a Material Adverse Effect.

(c)    Each Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Owned Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes, unless (i) such Grantor shall reasonably and in good faith determine that (x) that such Owned Intellectual Property is not material to the business of the Company and its Subsidiaries, taken as a whole, and (y) the loss of such Owned Intellectual Property Collateral would not reasonably be expected to have a Material Adverse Effect on the business, or (ii) such Grantor shall reasonably and in good faith determine that the maintenance of such Owned Intellectual Property Collateral would be commercially impracticable.
Section 8.    Default. Whenever a Default shall be existing, the Administrative Agent may exercise from time to time any and all rights and remedies available to it under applicable law, in addition to those described in this section below.
(a)    Each Grantor agrees, in case of Default, (i) at the Administrative Agent’s request, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Administrative Agent, and (ii) at the Administrative Agent’s request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Administrative Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.
(b)    Notice of the intended disposition of the Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon the electronic submission through telephonic or Internet services, as applicable. Each Grantor hereby agrees and acknowledges that (i) with respect to collateral that is: (A) perishable or threatens to decline speedily in value, or (B) is of a type customarily sold on a recognized market (including but not limited to, Investment Property), no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after the occurrence of and during the continuance of a Default and ten days before any proposed disposition provides notice within a reasonable time before disposition.
(c)    Each Grantor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Grantor further agrees and acknowledges that a disposition: (i) made in the usual manner on any recognized market, or (ii) a disposition at the price current in any recognized market at the time of disposition, or (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition; shall be deemed commercially reasonable.
(d)    Any cash proceeds of any disposition by the Administrative Agent of any of the Collateral shall be applied by the Administrative Agent to payment of expenses in connection with the Collateral, including reasonable attorneys’ fees and legal expenses, and thereafter to the payment of any and all of the Liabilities in the order of application set forth in Section 8.03 of the Credit

Agreement, and thereafter any surplus will be paid promptly to the Grantor. The Administrative Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless: (i) the failure to do so would be commercially unreasonable and (ii) the affected Grantor has provided the Administrative Agent with a written demand to apply or pay over such noncash proceeds on such basis.
Section 9.    General. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it treats such Collateral with the same care it affords its own property or if it takes such action for that purpose as any applicable Grantor requests in writing, but failure of the Administrative Agent to comply with any such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Grantor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.
Notwithstanding anything herein to the contrary, to the extent the Administrative Agent reasonably determines that the cost of obtaining or perfecting a security interest in assets (including Equity Interests) of any Grantor is excessive in relation to the benefit expected to be afforded to the Lenders thereby, then, with respect to such assets, the Grantor shall not be required to comply with the terms and covenants of this Agreement that would otherwise be applicable to such assets.
All notices and requests hereunder shall be in writing (including facsimile or electronic transmission) and shall be sent (i) if to the Administrative Agent, to its address shown in Section 9.01 of the Credit Agreement or such other address as it may, by written notice to the Company, have designated as its address for such purpose, and (ii) if to any Grantor, to its address shown on Schedule I hereto or to such other address as such Grantor may, by written notice to the Administrative Agent, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.
Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Agreement shall remain in full force and effect until all Liabilities have been Paid in Full. If at any time all or any part of any payment theretofore applied by any Secured Party to any of the Liabilities is or must be rescinded or returned by such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by such Secured Party had not been made.
When the Obligations have been Paid in Full, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination the Administrative Agent will, at Grantor’s expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, in respect of any Collateral that is sold or transferred, or to be sold or transferred, as part of or in connection with any sale or transfer permitted under the Credit Agreement, upon such permitted sale or transfer (other than to another Loan Party that is a signatory to the Security Agreement), the security interest granted hereby or under any other Loan Document on such property so sold or transferred shall be automatically released. The Administrative Agent shall, at Grantor’s expense, execute and deliver such releases of its security interest in such Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by such Grantor.
This Agreement and all other Loan Documents shall be governed by and construed in accordance with and governed by the internal laws of the State of New York (except to the extent that pursuant to New York law, the perfection, the effect of perfection or nonperfection, or the priority of the security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction). Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
The rights and privileges of the Administrative Agent hereunder shall inure to the benefit of its successors.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Agreement (including supplements to the Schedules hereto). Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE

OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, EACH GRANTOR AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, EACH GRANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE COMPANY, EACH GRANTOR AND THE ADMINISTRATIVE AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.
DECKERS OUTDOOR CORPORATION,
a Delaware corporation, as a Grantor

By:
Name:
Title:
DECKERS CONSUMER DIRECT CORPORATION,
an Arizona corporation, as a Grantor

By:
Name:
Title:
DECKERS RETAIL, LLC,
a California limited liability company, as a Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent for the Lenders

By:
Name:
Title:

SCHEDULE I
TO SECURITY AGREEMENT
Grantor’s federal employment identification number:    [●]
Grantor’s state identification number:            [●]
Grantor’s state of incorporation/organization:        [●]
Grantor’s true and correct name as registered in its
state of incorporation/organization:                [●]
Grantor’s chief executive office:                [●]
Grantor’s principal place of business:                [●]

SCHEDULE II
TO SECURITY AGREEMENT
ADDRESSES OF ALL LOCATIONS AT WHICH GOODS ARE KEPT

SCHEDULE III
TO SECURITY AGREEMENT
TRADE NAMES

SCHEDULE IV
TO SECURITY AGREEMENT
LIST OF INTELLECTUAL PROPERTY

ANNEX I
to Security Agreement
SUPPLEMENT TO
SECURITY AGREEMENT
This SUPPLEMENT, dated as of ____________ ___, _____ (this “Supplement”), is to the Second Amended and Restated Security Agreement, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among Deckers Outdoor Corporation (the “Company”), the other Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
WHEREAS, the Company, certain Subsidiaries of the Company party thereto from time to time as Designated Borrowers (collectively with the Company, the “Borrowers”), various financial institutions party thereto from time to time (the “Lenders”) and the Administrative Agent are party to that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have, among other things, and subject to the terms and conditions set forth in the Amended and Restated Credit Agreement, agreed to make Loans and Letters of Credit available to the Borrowers;
WHEREAS, certain Hedge Banks and Cash Management Banks have entered, or may enter, into Secured Hedge Agreements and Secured Cash Management Agreements with the Loan Parties;
WHEREAS, the Company and certain Domestic Subsidiaries have guaranteed the Guarantied Obligations (as defined in the Guaranty) under or in connection with the Credit Agreement, including all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements pursuant to a Second Amended and Restated Guaranty dated as of even date herewith (the “Guaranty”);
WHEREAS, pursuant to the provisions of Section 5.09 of the Credit Agreement and Section 8 of the Security Agreement, each of the undersigned is becoming a Guarantor under the Guaranty and a Grantor under the Security Agreement; and
WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Secured Parties to continue to make Loans and issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to continue to enter into Secured

Hedge Agreements and to induce the Cash Management Banks to continue to enter into Secured Cash Management Agreements;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.
(A)    Party to Security Agreement, etc. In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) creates and grants to the Administrative Agent, its successors and assigns, a security interest in all of the undersigned’s right, title and interest in and to the Collateral, (b) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (c) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects as of the date hereof (and attached hereto are true and correct copies of Schedules referenced in such representations and warranties applicable to such Grantor), unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.
(B)    Representations. Each of the undersigned Grantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.
(C)    Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.
(D)    Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(E)    Governing Law, Entire Agreement, etc. THIS SUPPLEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(F)    Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Supplement.
(G)    ENTIRE AGREEMENT. THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.
[NAME OF ADDITIONAL SUBSIDIARY]

By:    ________________________________
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:    _________________________________
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	Name: Title:

SCHEDULE I
TO SUPPLEMENT
Grantor’s federal employment identification number:
Grantor’s state identification number:
Grantor’s state of incorporation/organization:
Grantor’s true and correct name as registered in its
state of incorporation/organization:
Grantor’s chief executive office:
Grantor’s principal place of business:

SCHEDULE II
TO SUPPLEMENT
ADDRESSES OF ALL LOCATIONS AT WHICH GOODS ARE KEPT

SCHEDULE III
TO SUPPLEMENT
TRADE NAMES

SCHEDULE IV
TO SUPPLEMENT
LIST OF INTELLECTUAL PROPERTY

EXHIBIT A
to Security Agreement
PATENT SECURITY AGREEMENT
This PATENT SECURITY AGREEMENT, dated as of ________ __, 201_ (this “Agreement”), is made by [NAME OF GRANTOR], a ________ _______ (the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
WHEREAS, pursuant to a Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, as the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Company;
WHEREAS, pursuant to a Second Amended and Restated Guaranty, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), the Company and certain Domestic Subsidiaries have guaranteed the Guarantied Obligations of the Company under or in connection with the Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements;
WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Second Amended and Restated Security Agreement, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
WHEREAS, pursuant to the Credit Agreement and pursuant to Section 7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Liabilities of the Grantor; and
WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

(A)    Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
(B)    Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest within the United States, whether now or hereafter existing or acquired by the Grantor, in and to the following (“Patent Collateral”):
(i)    all letters patent and applications for letters patent in the United States Patent and Trademark Office, including all patent applications in preparation for filing, including all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing (“Patents”), including each Patent and Patent application identified in Schedule I;
(ii)    all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”);
(iii)    the right to sue third parties for past, present and future infringements of any Patent or Patent application, and for breach or enforcement of any Patent License; and
(iv)    all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits);
provided, that in no event shall Patent Collateral include any Excluded Assets (as defined in the Security Agreement).
(C)    Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Patent Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
(D)    Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Liabilities, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Liabilities, as the case may be. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

(E)    Release of Liens; Termination of Agreement. Upon (a) the disposition of Patent Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which Obligations have been Paid in Full (as defined in the Security Agreement), the security interests granted herein shall automatically terminate with respect to (i) such Patent Collateral (in the case of clause (a)) or (ii) all Patent Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of the Company. Upon any such permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
(F)    Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
(G)    Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
(H)    Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(I)    Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
(J)    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.
[NAME OF GRANTOR]
By:    _________________________________
Name:
Title:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:    _________________________________
Name:
Title:

SCHEDULE I
to Patent Security Agreement
Patents

Patent No.	Issued Patents Issue Date	Inventor(s)	Title

Pending Patent Applications

Serial No.	Filing Date	Inventor(s)	Title

EXHIBIT B
to Security Agreement
TRADEMARK SECURITY AGREEMENT
This TRADEMARK SECURITY AGREEMENT, dated as of ________ __, 201_ (this “Agreement”), is made by [NAME OF GRANTOR], a ________ _______ (the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
WHEREAS, pursuant to a Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, as the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Company;
WHEREAS, pursuant to a Second Amended and Restated Guaranty, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), the Company and certain Domestic Subsidiaries have guaranteed the Guarantied Obligations of the Company under or in connection with the Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements;
WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Second Amended and Restated Security Agreement, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
WHEREAS, pursuant to the Credit Agreement and pursuant to Section 7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Liabilities of the Grantor; and
WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

(A)    Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
(B)    Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest within the United States, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Trademark Collateral”):
(v)    (i) all registrations and all pending applications in the United States Patent and Trademark Office in connection with all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, whether currently in use or not, within the United States, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as “Trademarks”), including those Trademarks referred to in Schedule I;
(vi)    all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”);
(vii)    all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);
(viii)    the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and
(ix)    all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits);
provided, that in no event shall Trademark Collateral include any Excluded Assets (as defined in the Security Agreement).
(C)    Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

(D)    Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Liabilities, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Liabilities, as the case may be. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.
(E)    Release of Liens; Termination of Agreement. Upon (a) the disposition of Trademark Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which Obligations have been Paid in Full (as defined in the Security Agreement), the security interests granted herein shall automatically terminate with respect to (i) such Trademark Collateral (in the case of clause (a)) or (ii) all Trademark Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of the Company. Upon any such permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
(F)    Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
(G)    Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
(H)    Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(I)    Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(J)    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.
[NAME OF GRANTOR]
By:    _________________________________
Name:
Title:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:    _________________________________
Name:
Title:

SCHEDULE I
to Trademark Security Agreement
Trademarks

Registered Trademarks
Trademark	Registration No.	Registration Date

Pending Trademark Applications

Trademark	Serial No.	Filing Date

EXHIBIT C
to Security Agreement
COPYRIGHT SECURITY AGREEMENT
This COPYRIGHT SECURITY AGREEMENT, dated as of ________ __, 2011 (this “Agreement”), is made by [NAME OF GRANTOR], a ________ _______ (the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
WHEREAS, pursuant to a Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, as the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Company;
WHEREAS, pursuant to a Second Amended and Restated Guaranty, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), the Company and certain Domestic Subsidiaries have guaranteed the Guarantied Obligations of the Company under or in connection with the Credit Agreement and all of the obligations of the Loan Parties under the Secured Hedge Agreements and Secured Cash Management Agreements;
WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Second Amended and Restated Security Agreement, dated as of November 13, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
WHEREAS, pursuant to the Credit Agreement and pursuant to Section 7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Liabilities of the Grantor; and
WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

(A)    Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
(B)    Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest within the United States, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Copyright Collateral”):
(x)    all registered copyrights in the United States Copyright Office, all pending applications for registration thereof, and all extensions or renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Schedule I;
(xi)    all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”);
(xii)    the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License and all extensions and renewals of any thereof; and
(xiii)    all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits);
provided, that in no event shall Copyright Collateral include any Excluded Assets (as defined in the Security Agreement).
(C)    Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Copyright Collateral with the United States Copyright Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
(D)    Waiver, etc. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Liabilities, this Agreement and the Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Grantor or any other Person (including any other Grantor) or entity or any Collateral securing the Liabilities, as the case may be. As provided below, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York

(E)    Release of Liens; Termination of Agreement. Upon (a) the disposition of Copyright Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which Obligations have been Paid in Full (as defined in the Security Agreement), the security interests granted herein shall automatically terminate with respect to (i) such Copyright Collateral (in the case of clause (a)) or (ii) all Copyright Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of the Company. Upon any such permitted transaction or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
(F)    Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
(G)    Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
(H)    Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(I)    Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
(J)    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.
[NAME OF GRANTOR]
By:    _________________________________
Name:
Title:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:    _________________________________
Name:
Title:

SCHEDULE I
to Copyright Security Agreement
Copyrights/Mask Works
Registered Copyrights/Mask Works

Registration No	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications

Serial No.	Filing Date	Author(s)	Title

EXHIBIT F
[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on IRS Form W‑8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:	Name: Title:
Date: ________ __, 20[  ]

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W‑8BEN, or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:	Name: Title:
Date: ________ __, 20[  ]

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by an IRS Form W‑8BEN or W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:	Name: Title:
Date: ________ __, 20[  ]

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W‑8BEN or W-8BEN-E, as applicable from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:	Name: Title:
Date: ________ __, 20[  ]

EXHIBIT G-1

[FORM OF]
ELECTION TO PARTICIPATE
[Date]
JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders named in the Second Amended and Restated Credit Agreement dated as of November 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), each Designated Borrower party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement described above and (b) the Guarantee referred to therein. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meanings provided therein.
The undersigned, [name of new Designated Borrower], a [jurisdiction of organization] [organizational form] (the “New Designated Borrower”), and the Company hereby elect that the New Designated Borrower shall be a Designated Borrower for purposes of the Credit Agreement and the Guarantee, effective from the date hereof until an Election to Terminate shall have been delivered by the Company in respect of the New Designated Borrower in accordance with the Credit Agreement. The Company represents and warrants that the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than (i) such representations as are made as of a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and (ii) such representations that are qualified by materiality or as to Material Adverse Effect in the text of the Credit Agreement, in which case such representations and warranties are true and correct in all respects). The New Designated Borrower agrees to perform all the obligations of a Designated Borrower under, and to be bound in all respects by the terms of, the Credit Agreement as if the New Designated Borrower were a signatory party thereto. The Company acknowledges, on behalf of itself and the other Guarantors, that the guarantee of each of the Guarantors contained in the Guaranty and the security interests granted by each of the Guarantors under the Security Agreement will apply to and secure, as applicable, the obligations of the New Designated Borrower under the Credit Agreement. The New Designated Borrower acknowledges receipt of copies of the Credit Agreement and the other Loan Documents.

This Election to Participate shall become effective in accordance with Section 2.21(a) of the Credit Agreement on the date set forth therein.
This Election to Participate is a Loan Document.
This Election to Participate may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
This Election to Participate shall be construed in accordance with and governed by the law of the State of New York.

[Signature pages follow]

The New Designated Borrower acknowledges that all notices to it under the Credit Agreement or the Guarantee are to be given to it pursuant to Section 9.01 of the Credit Agreement. This instrument shall be construed in accordance with and governed by the laws of the State of New York.
Very truly yours,
[NAME OF DESIGNATED BORROWER],

by	Name: Title:
DECKERS OUTDOOR CORPORATION
by
Name:
Title:

Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by	Name: Title:

EXHIBIT G-2

[FORM OF]
ELECTION TO TERMINATE
[Date]
JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders named in the Second Amended and Restated Credit Agreement dated as of November 13, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), each Designated Borrower party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement described above and (b) the Guarantee referred to therein. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.
The undersigned, the Company, elects to terminate the status of [name of Designated Borrower], a [jurisdiction of organization] [organizational form] (the “Terminated Designated Borrower”), as a Designated Borrower for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal of and interest on all Loans of the Terminated Designated Borrower have been paid in full on or prior to the date hereof and all fees and other amounts accrued and owing by such Terminated Designated Borrower pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. No Letter of Credit issued for the account of the Terminated Designated Borrower remains undrawn and outstanding. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the Terminated Designated Borrower under the Credit Agreement.

This Election to Terminate may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

This Election to Terminate shall be construed in accordance with and governed by the law of the State of New York.

[Signature page follows]

Very truly yours,
DECKERS OUTDOOR CORPORATION,

by	Name: Title:
Acknowledged and agreed:
[NAME OF TERMINATED DESIGNATED                             BORROWER],
by
    Name:
    Title:

Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by	Name: Title: